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                                                               June 5, 1996



                                CERIDIAN CORPORATION
                             SAVINGS AND INVESTMENT PLAN
                                    Working Copy
           Incorporating First, Second and Third Declarations of Amendment














































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                                CERIDIAN CORPORATION
                             SAVINGS AND INVESTMENT PLAN

                                  Table of Contents

                                                                       Page


          ARTICLE I      Description and Purpose........................  1

               1.1       Plan Name......................................  1
               1.2       Plan Description...............................  1
               1.3       Plan Purposes..................................  1

          ARTICLE II     Eligibility....................................  2

               2.1       Eligibility Requirements.......................  2
               2.2       Transfer Among Participating Employers.........  2
               2.3       Multiple Employment............................  2
               2.4       Reentry........................................  2
               2.5       Condition of Participation.....................  2
               2.6       Termination of Participation...................  2

          ARTICLE III    Contributions..................................  3

               3.1       Pre-Tax Contributions..........................  3
               3.2       Matching Contributions.........................  4
               3.3       Rollovers and Transfers........................  5
               3.4       Corrective Contributions.......................  6

          ARTICLE IV     Accounts and Valuation.........................  7

               4.1       Establishment of Accounts......................  7
               4.2       Valuation and Account Adjustment...............  7
               4.3       Allocations Do Not Create Rights...............  8

          ARTICLE V      Participant Investment Direction...............  9

               5.1       Establishment of Investment Funds..............  9
               5.2       Contribution Investment Directions.............  9
               5.3       Transfer Among Investment Funds................  9
               5.4       Company Stock Fund Rules....................... 10
               5.5       Investment Direction Responsibility Resides
                         With Participants.............................. 11
               5.6       Beneficiaries and Alternate Payees............. 11

          ARTICLE VI     Withdrawals During Employment and Loans........ 13

               6.1       Hardship Withdrawals........................... 13
               6.2       Withdrawals from Accounts After Age 59-1/2 or
                         Disability..................................... 14
               6.3       Withdrawals from After-Tax Rollover Account.... 14
               6.4       Rules for Withdrawals.......................... 14
                                         i
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                                                                       Page
               6.5       Plan Loans..................................... 15

          ARTICLE VII    Vesting and Forfeitures........................ 19

               7.1       Vesting........................................ 19
               7.2       Forfeiture Upon Distribution................... 19
               7.3       Other Forfeitures.............................. 20
               7.4       Reallocation of Forfeitures.................... 20

          ARTICLE VIII   Distributions After Termination................ 21

               8.1       Time of Distribution........................... 21
               8.2       Form of Distribution........................... 22
               8.3       Beneficiary Designation........................ 22
               8.4       Assignment, Alienation of Benefits............. 23
               8.5       Payment in Event of Incapacity................. 23
               8.6       Payment Satisfies Claims....................... 23
               8.7       Disposition if Distributee Cannot be Located... 23
               8.8       Transfers to Other Plans or Individual
                         Retirement Arrangements........................ 24

          ARTICLE IX     Contribution Limitations....................... 25

               9.1       Pre-Tax Contribution Dollar Limitation......... 25
               9.2       Actual Deferral Percentage Limitations......... 25
               9.3       Actual Contribution Percentage Limitations..... 27
               9.4       Multiple Use Limitation........................ 29
               9.5       Earnings on Excess Contributions............... 31
               9.6       Aggregate Defined Contribution Limitations..... 31
               9.7       Aggregate Defined Contribution/Defined
                         Benefit Limitations............................ 32
               9.8       Administrator's Discretion..................... 33

          ARTICLE X      Amendment and Termination...................... 34

               10.1      Adoption by Affiliated Organizations........... 34
               10.2      Authority to Amend and Procedure............... 34
               10.3      Authority to Terminate and Procedure........... 34
               10.4      Vesting Upon Termination, Partial Termination
                         or Discontinuance of Contributions............. 35
               10.5 Distribution Following Termination, Partial Termination or Discontinuance of
                         Contributions.................................. 35

          ARTICLE XI     Definitions, Construction and Interpretations.. 36

               11.1      Account........................................ 36
               11.2      Active Participant............................. 36
               11.3      Administrator.................................. 36
               11.4      Affiliated Organization........................ 36
               11.5      Basic Matching Account......................... 36
               11.6      Basic Matching Contributions................... 36
                                        ii
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                                                                       Page
               11.7      Beneficiary.....................................36
               11.8      Board.......................................... 37
               11.9      Break in Service............................... 37
               11.10     Code........................................... 37
               11.11     Committee...................................... 37
               11.12     Company........................................ 37
               11.13     Company Stock.................................. 37
               11.14     Consent of Spouse.............................. 37
               11.15     Disabled....................................... 38
               11.16     Effective Date................................. 38
               11.17     Eligible Earnings.............................. 38
               11.18     Employee....................................... 38
               11.19     Fund........................................... 38
               11.20     Governing Law.................................. 39
               11.21     Headings....................................... 39
               11.22     Highly Compensated Employee.................... 39
               11.23     Hour of Service................................ 40
               11.24     Matching Contributions......................... 40
               11.25     Normal Retirement Date......................... 40
               11.26     Number and Gender.............................. 40
               11.27     Participant.................................... 41
               11.28     Participating Employer......................... 41
               11.29     Performance-Based Matching Account............. 41
               11.30     Performance-Based Matching Contributions....... 41
               11.31     Plan........................................... 41
               11.32     Plan Rule...................................... 41
               11.33     Plan Year...................................... 41
               11.34     Pre-Tax Account................................ 41
               11.35     Pre-Tax Contributions.......................... 41
               11.36     Qualified Employee............................. 41
               11.37     Reporting Person............................... 42
               11.38     Rollover Account............................... 42
               11.39     Section 415 Wages.............................. 42
               11.40     Termination of Employment...................... 42
               11.41     Testing Wages.................................. 43
               11.42     Treasury Regulations........................... 44
               11.43     Trust.......................................... 44
               11.44     Trustee........................................ 44
               11.45     Vesting Service................................ 44

          ARTICLE XII    Administration of Plan......................... 46

               12.1      Named Fiduciary................................ 46
               12.2      Retirement Committee........................... 46
               12.3      Operation of Committee......................... 46
               12.4      Duties of Administrator........................ 47
               12.5      Adoption of Rules.............................. 47
               12.6      Discretionary Actions.......................... 47
               12.7      Compensation................................... 48

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                                                                       Page
               12.8      Professional Assistance........................ 48
               12.9      Payment of Administrative Costs................ 48
               12.10     Indemnification................................ 48
               12.11     Benefit Claim Procedure........................ 48
               12.12     Correction of Errors........................... 49

          ARTICLE XIII   Miscellaneous.................................. 50

               13.1      Merger, Consolidation, Transfer of Assets...... 50
               13.2      Limited Reversion of Fund...................... 50
               13.3      Top-Heavy Provisions........................... 50

               13.4      No Employment Rights Created................... 54
               13.5      Special Provisions............................. 54

          Exhibit A.....................................................A-1

          Exhibit B.....................................................B-1

          Exhibit C.....................................................C-1

          Exhibit D.....................................................D-1

          Exhibit E.....................................................E-1

          Exhibit F.....................................................F-1







                                        iv
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                                CERIDIAN CORPORATION
                             SAVINGS AND INVESTMENT PLAN


                               Description and Purpose


          1    Plan Name.  The name of the Plan is the "Ceridian
          Corporation Savings and Investment Plan."


          2    Plan Description.  The Plan is a profit sharing plan
          providing for Pre-Tax Contributions pursuant to a qualified cash or deferred arrangement and discretionary Matching Contributions by Participating Employers. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m). Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though it has no current or accumulated earnings and profits.


          3    Plan Purposes.  The purposes of the Plan are to promote
          effort and cooperation on the part of Active Participants; to provide a measure of economic security to Active Participants by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit Active Participants to share in the profits and growth of their Participating Employers.







                                         v
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                                     Eligibility


          1    Eligibility Requirements.  (A)  Except as provided in
          Subsection (B), an Employee is eligible to participate in the Plan as of the day on which he or she first completes an Hour of Service as a Qualified Employee.

                 (A) In connection with an acquisition, the Administrator may specify an entry date that is later than the date specified in Subsection (A) but such date may not be later than the first anniversary of the acquisition date and the later entry date must be applicable to all Employees who became such in connection with the acquisition.


          2    Transfer Among Participating Employers.  An Active
          Participant who transfers from one Participating Employer to another Participating Employer as a Qualified Employee will participate in the Plan for the Plan Year during which the transfer occurs on the basis of his or her separate Eligible Earnings for the Plan Year from each such Participating Employer.


          3    Multiple Employment.  An Active Participant who is
          simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of his or her separate Eligible Earnings from each such Participating Employer.


          4    Reentry.  An Active Participant who ceases to be a Qualified
          Employee will be eligible to resume active participation in the Plan as of the date on which he or she first completes an Hour of Service as a Qualified Employee following the cessation.


          5    Condition of Participation.  Each Qualified Employee, as a
          condition of participation, is bound by all of the terms and conditions of the Plan and must furnish to the Administrator such pertinent information and execute such instruments as the Administrator may require.

          6    Termination of Participation.  A Participant will cease to be such as of the later of the date on which

               (a)  he or she ceases to be a Qualified Employee, or

               (b) all benefits, if any, to which he or she is entitled under the Plan have been distributed.

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                                        III
                                    Contributions


          1    Pre-Tax Contributions.  (A)  Subject to the limitations of
          Article IX, for each Plan Year, the Participating Employer of each Active Participant will make Pre-Tax Contributions to the Trust on behalf of the Participant in the amount by which the Participant's Eligible Earnings have been reduced in accordance with this section. Pre-Tax Contributions will be paid to the Trustee as soon as administratively practicable after the date on which the Participant would have received the Eligible Earnings but for the Participant's election pursuant to this section.

               (A) Except as provided in Subsection (C), an Active Participant's Eligible Earnings will be reduced in accordance with the following rules:

               (1) An Active Participant may elect to reduce his or her Eligible Earnings by any one percent increment from two percent to a maximum percentage of Eligible Earnings specified in Plan Rules, and the percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules may specify a maximum percentage of Eligible Earnings for Active Participants who are Highly Compensated Employees that is less than the maximum percentage specified for Active Participants who are not Highly Compensated Employees.

               (2) In conjunction with an Active Participant's entering or reentering the Plan pursuant to Article II, reduction of his or her Eligible Earnings will begin as of the first payroll period that starts at least 30 days (or such shorter period as Plan Rules may allow) after the Administrator receives the Active Participant's complete and accurate written election on a form provided by the Administrator. If, however, the election is not received until after a date determined pursuant to Plan Rules, it will not be effective and Eligible Earnings reductions will begin in accordance with clause (3).

               (3) If an Active Participant does not elect to reduce his or her Eligible Earnings in conjunction with his or her entry or reentry into the Plan in accordance with clause
               (2), he or she may thereafter elect to have such reductions begin as of the first payroll period that starts on or after the first day of the month that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written election on a form provided by the Administrator.

               (4) No Pre-Tax Contributions will be made on behalf of a Participant with respect to a period during which he or she is not an Active Participant. Only Eligible Earnings payable after an Active Participant's complete and accurate written election on a form provided by the Administrator has been properly filed will be reduced pursuant to the election.

               (5) An Active Participant may change the percentage rate at which his or her Eligible Earnings will be reduced as of the first payroll period that starts on or after the first day of the month that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written notice of such change on a form provided by the Administrator.

               (6) An Active Participant may suspend reductions to his or her Eligible Earnings as of the first payroll period that starts on or after the first day of the month that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written notice of such suspension. Eligible Earnings reductions for any Active Participant who makes a hardship withdrawal pursuant to Section 6.1 will be automatically suspended for the 12-month period beginning on the date of the withdrawal distribution.

               (7) An Active Participant whose Eligible Earnings reductions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume Eligible Earnings reductions in accordance with clause (3).

               (B) Eligible Earnings reductions will be made in accordance with Plan Rules. If any election or notice submitted by an Active Participant to the Administrator is not processed on a timely basis or if, for any reason, an Active Participant's Eligible Earnings are not reduced in accordance with his or her election, no retroactive adjustments of the Participant's reductions to Eligible Earnings will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to reduce his or her Eligible Earnings payable during any remaining portion of the Plan Year during which such delay or failure occurred at more than the otherwise applicable percentage to adjust for the effect of such delay or failure so long as the total reductions for the Plan Year do not exceed the applicable maximum percentage or limitations of Article IX.

          2   Matching Contributions.  (A) (1) Subject to Subsection (D)
               and the limitations of Article IX, the Participating Employer of an Active Participant who satisfies the eligibility condition described in Subsection (B) for a given month will make a Basic Matching Contribution to the Trust on behalf of the Participant in an amount, if any, equal to a specified percentage of a specified portion of the Participant's Pre-Tax Contributions for each payroll period during the month, such percentage and portion with respect to all months during a Plan Year to be specified by the Participating Employer.

               (1)  Subject to Subsection (D) and the limitations of
               Article IX, the Participating Employer of an Active Participant who satisfies the eligibility condition described in Subsection (B) for a Plan Year will make a Performance-Based Matching Contribution to the Trust on behalf of the Participant in an amount, if any, equal to a specified percentage of a specified portion of the Participant's Pre-Tax Contributions for each payroll period during the Plan Year, such percentage and portion to be specified by the Participating Employer.

               (B)  To be eligible to share in a Basic Matching
          Contribution for a given month or a Performance-Based Matching Contribution for a given Plan Year, an Active Participant must have either been

               (1) actively employed with an Affiliated Organization on the last day of the month or Plan Year, as the case may be, or

               (2) on a leave of absence on the last day of the month or Plan Year, as the case may be, due to:

                    (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

                    (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which is granted under rules applied uniformly to all Employees;

                    (c) any other leave of absence authorized by an Affiliated Organization, which is granted under rules applied uniformly to all Employees;

                    (d) a layoff, but only to the extent it does not exceed six months' duration; or

                    (e) a leave of absence not exceeding 12 months' duration granted under the terms of an Affiliated Organization's Time Off Without Pay Program.

               (C) A Participating Employer's Basic Matching Contributions pursuant to Subsection (A)(1) will be paid to the Trustee as soon as administratively practicable after the end of the month to which the contributions relate. A Participating Employer's Basic Matching Contributions pursuant to Section 3.4 and Performance-Based Matching Contributions will be paid to the Trustee on such date or dates during or following the Plan Year as the Participating Employer may elect but in no case more than 12 months after the end of the Plan Year.

               (D) No Matching Contribution will be made with respect to any portion of a Participant's Pre-Tax Contributions that is returned to the Participant pursuant to Article IX; provided, that for this purpose, unmatched Pre-Tax Contributions will be deemed to be returned to the Participant first. If the Administrator determines that any Matching Contributions that have been added to a Participant's Account should not have been added by reason of this subsection, the contributions will be subtracted from the Account as soon as administratively practicable after the determination and will be applied to satisfy the Matching Contribution obligations of the Participating Employer who made the excess Matching Contributions for the Plan Year in which the excess contributions were made. If, because of the passage of time, the excess cannot be applied to satisfy the Participating Employer's Matching Contribution obligations for the Plan Year in which the excess contributions were made, the excess will, subject to the limitations of
          Article IX, be allocated in the discretion of the Administrator

               (1) among the Basic or Performance-Based Matching Accounts, as determined by the Administrator, of all Participants who made Pre-Tax Contributions for the Plan Year in question as if it were an additional Matching Contribution for the Plan Year, or

               (2)  as a corrective contribution pursuant to Section 3.4.

          3    Rollovers and Transfers.  (A)  An Active Participant may,
          with the prior consent of the Administrator, contribute to the Trust, within 60 days of receipt,

               (1) the balance of an individual retirement account to which the only contributions have been one or more "eligible rollover distributions," within the meaning of Code section 402(c)(4), from a plan qualified under Code section 401(a), or

               (2) an eligible rollover distribution from such a qualified plan.

               (B) With the prior consent of the Administrator, the accounts under another plan qualified under Code section 401(a) of an Active Participant may be transferred directly to the Trust. Other than in connection with an acquisition, such a transfer will not be permitted if, as a result of the transfer, the Plan would be required to provide any option with respect to the form or time of distribution or any other right, benefit or feature not available under the Plan prior to the transfer.

               (C) Other than in connection with an acquisition, any contribution or transfer to the Trust pursuant to Subsection
            (A) or (B) must be made in cash and will be added to the Active Participant's appropriate Rollover Account.

               (D) If an Active Participant's accounts under the Ceridian Corporation Personal Investment Plan are transferred directly to the Plan, the transfer will be made in kind and will be added to the Account that corresponds with the transferred account except that the balance of his or her performance-based matching account under the Personal Investment Plan will be transferred to his or her Basic Matching Account if he or she has completed less than five years of Vesting Service at the time of the transfer.


          4    Corrective Contributions.  For any Plan Year, a
          Participating Employer may contribute to the Basic Matching Accounts of Active Participants who are not Highly Compensated Employees, or any group of such Active Participants, such amounts as it deems advisable to assist the Plan in satisfying the requirements of Sections 9.2, 9.3 and 9.4, or any other requirement under the Code or Treasury Regulations, for the Plan Year. Subject to the limitations of Sections 9.6 and 9.7, such contributions will be allocated among the Basic Matching Accounts of such Active Participants in proportion to their Eligible Earnings, in proportion to the Pre-Tax Contributions made on their behalf or in equal shares as the Participating Employer directs at the time such contribution is made.

                                         IV
                               Accounts and Valuation


          1    Establishment of Accounts.  For each Participant, the
          following Accounts will be established and maintained:

               (a) A Pre-Tax Account, to which there will be added the amount of Pre-Tax Contributions made on the Participant's behalf;

               (b) A Basic Matching Account, to which there will be added the amount of Basic Matching Contributions made on the Participant's behalf;

               (c) A Performance-Based Matching Account, to which there will be added the amount of Performance-Based Matching Contributions made on the Participant's behalf; and

               (d) One or more Rollover Accounts to which there will be added the amount of any rollover contribution or trust-to-trust transfer made by or on the Participant's behalf pursuant to Section 3.3 as follows:

                    (2) An After-Tax Rollover Account to evidence amounts transferred directly from another qualified plan pursuant to Section 3.3(B) which represent after-tax contributions by the Participant to such other qualified plan and earnings thereon,

                    (3) A Cash or Deferred Rollover Account to evidence amounts transferred directly from another qualified plan pursuant to Section 3.3(B) which represent elective deferrals to such plan made pursuant to a qualified cash or deferred arrangement and earnings thereon,

                    (4) A General Rollover Account to evidence amounts rolled over pursuant to Section 3.3(A) or transferred directly from another qualified plan pursuant to
                    Section 3.3(B) which are not required to be separately accounted for as set forth in clause (1) or (2).

          One or more additional accounts may be established for any Participant or group of similarly situated Participants in connection with the merger of another plan into the Plan, in which case provisions of the Plan applicable solely to such accounts will be set forth on an exhibit to the Plan in accordance with Section 13.5.

          2    Valuation and Account Adjustment.  (A)  Subject to
          Subsection (B), Participant's Accounts will be separately adjusted on a daily basis in a uniform and equitable manner to reflect income, expense, gains and losses of the Fund and contributions, withdrawals, loans, loan repayments, satisfactions of unpaid indebtedness in accordance with Section 6.5(C)(4), forfeitures and distributions.

               (A) The portion of Participant's Accounts invested in Company Stock or publicly traded mutual investment funds will be accounted for in a uniform and equitable manner on the basis of the number of full and fractional Company Stock or mutual fund shares credited to the Accounts. Cash dividends attributable to such Company Stock or mutual fund shares will be added to Participants' Accounts on the date of payment of such dividends and will be reinvested in Participants' Accounts by the Trustee, to the extent practicable, in full and fractional Company Stock or the mutual fund shares, as the case may be, as soon as administratively practicable after the day on which the dividends are received by the Trustee. Stock dividends attributable to Company Stock will be added to Participants' Accounts in accordance with the number of full and fractional shares of Company Stock held in each Participant's Account on the date of the payment of such dividends.


          (3) Allocations Do Not Create Rights. The fact that amounts are added to the Accounts of a Participant does not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan. Notwithstanding any addition to an Account, the issuance of any statement or the distribution of all or any portion of an Account balance, the Administrator may cause the Account to be adjusted to the extent necessary to correct any error in the Account, whether caused by misapplication of any provision of the Plan or otherwise, and may recover from any distributee the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.

                                         V
                          Participant Investment Direction


               Establishment of Investment Funds. (A) In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, three or more separate investment funds of such nature and possessing such characteristics as the Committee may specify from time to time. Each Participant's Accounts will be invested in the investment funds in the proportions directed by the Participant in accordance with Sections 5.2 and 5.3. The Committee may, from time to time, direct the Trustee to establish additional investment funds or to terminate any existing investment fund.

               (A) Notwithstanding any other provisions of the Plan to the contrary, the Committee may direct the Trustee to suspend investment activity in any or all investment funds, or impose special rules or restrictions of uniform application, for a period determined by the Committee to be necessary in connection with

               (1) the establishment or termination of any investment fund,

               (2) the receipt by the Trustee from, or transfer by the Trustee to, another trust of account balances pursuant to
               Section 3.3 or 8.8 in connection with an acquisition or divestiture or otherwise,

               (3)  a change of Trustee or investment manager, or

               (4) such other circumstances determined by the Committee as making such suspension or special rules or restrictions necessary or appropriate.


          2    Contribution Investment Directions.  (A)  In conjunction
          with a Participant's enrollment in the Plan, contributions, rollovers and transfers to his or her Accounts will initially be invested in one investment fund designated by Plan Rules.

               (A) On and after a date specified by Plan Rules following a Participant's enrollment in the Plan, the Participant may direct a change in the manner in which future contributions, rollovers and transfers added to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to Plan

          Rules and will be effective on or as soon as administratively practicable after the next regular pay day which follows by at least ten days (or such shorter period as Plan Rules may allow) the date on which the Trustee receives the direction.

               (B) Plan Rules will include procedures pursuant to which Participants are provided with the opportunity to obtain written confirmation of investment directions made pursuant to this section.


          3    Transfer Among Investment Funds.  (A)  A Participant may
          direct the transfer of his or her Accounts among the investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to Plan Rules. Plan Rules will include procedures pursuant to which Participants are provided with an opportunity to obtain written confirmation of investment directions made pursuant to this section.

               (A) A transfer pursuant to Subsection (A) will be made and effective on or as soon as administratively practicable after:

               (1) the close of business on the day of receipt by the Trustee of the transfer direction if the direction is received prior to 1:00 p.m. Eastern Time; or

               (2) the close of business on the next business day following receipt by the Trustee of the transfer direction if the direction is received at or after 1:00 p.m. Eastern Time.

               (B) Except with regard to transfers from the Company Stock Fund described in Section 5.4, a transfer made pursuant to Subsection (A) will be based upon the value of the Participant's Accounts as of the close of business on the day on which the transfer is effective. Transfers from the Company Stock Fund will be based on the value as determined by the actual trading price; provided, that if no trade is required to effect the transfer, the value will be determined on the basis of the closing price of Company Stock on the business day following receipt of the transfer direction by the Trustee as reported in the New York Stock Exchange Composite Transactions listing contained in The Wall Street Journal.

               (C) Plan Rules may impose uniform limitations and restrictions applicable to transfers into and out of specific investment funds.


          4    Company Stock Fund Rules.  (A)  The Trustee will establish as one of the investment funds under Section 5.1, a fund, designated as the Company Stock Fund, which may be invested entirely and will be invested primarily in Company Stock.

               (A) Each Participant having an interest in the Company Stock Fund will be afforded the opportunity to direct the manner in which shares of Company Stock credited to his or her Accounts will be voted in connection with all stockholder actions of the Company. In the event of a public tender or exchange offer for shares of such common stock, each Participant will be entitled to direct whether or not the shares of Company Stock credited to his or her Accounts will be tendered for sale or exchange in connection with such offer. Voting and tender decisions will be effected in accordance with the following rules.

               (1) The Administrator will, prior to each meeting of the stockholders of the Company, cause to be furnished to each such Participant a copy of the proxy solicitation materials, together with a form requesting confidential directions on how the shares of Company Stock credited to his or her Accounts will be voted on each matter to be brought before such meeting. The Administrator will use his or her best efforts to ensure that each such Participant receives such information as will be distributed to stockholders of the Company in connection with any public tender or exchange offer for shares of Company Stock and that each receives a form on which confidential directions may be provided to the Trustee.

               (2) The Trustee will hold all directions received from Participants pursuant to this section in strict confidence and will not disclose any such direction to any person unless the Trustee determines such disclosure is required to comply with applicable law.

               (3) The Trustee will vote the number of full and fractional shares credited to each Participant's Accounts as directed by the Participant if the direction is received in time for the direction to be processed. In the case of a public tender or exchange offer, the Trustee will tender the shares credited to the Participant's Accounts if so directed by the Participant, and will not tender shares credited to the Accounts of a Participant who either directs that such shares not be tendered or does not furnish a timely direction to the Trustee.

               (4) The Trustee will vote any Company Stock that has not been credited to any Participant's Account and any Company Stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. The Trustee will tender for sale or exchange in a public tender or exchange offer the same proportion of any shares not credited to an Account as it tenders of shares credited to the Accounts of Participants.

               (B) Notwithstanding any other provision of the Plan to the contrary, in no event will shares of Company Stock be allocated or otherwise credited to the Accounts of a Participant who is a Reporting Person if such allocation would cause the aggregate fair market value of Company Stock held in the Trust with respect to all Participants who are Reporting Persons to equal or exceed 20 percent of the market value of all securities with a readily ascertainable market value held in the Trust, as determined as of the last day of the preceding Plan Year. To the extent the foregoing limitation would otherwise be exceeded, each such Reporting Person's interest in the Company Stock Fund will be reduced in a pro rata basis among all such Reporting Persons' levels of investment in the Company Stock Fund.

               (C) Notwithstanding any other provision of the Plan to the contrary, a Participant who is a Reporting Person may not transfer amounts either into or out of the Company Stock Fund more than once during any 30-day period.


          5    Investment Direction Responsibility Resides With
          Participants. Neither any Affiliated Organization, the Administrator, the Committee nor the Trustee has any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant.


          6    Beneficiaries and Alternate Payees.  Solely for purposes of this article, the term "Participant" includes the Beneficiary of a deceased Participant and an alternate payee under a qualified domestic relations order within the meaning of Code section 414(p) unless otherwise provided in such order, but only after

               (1) the Administrator has determined the identity of the Beneficiary and the amount of the Account balance to which he or she is entitled in the case of a Beneficiary of a deceased Participant, or

               (2) the Administrator has, in accordance with Plan Rules, made a final determination that the order is a qualified domestic relations order and all rights to contest such determination in a court of competent jurisdiction within the time prescribed by Plan Rules have expired or been exhausted in the case of an alternate payee.

                                         VI
                       Withdrawals During Employment and Loans


          1    Hardship Withdrawals.  (A)  Subject to the provisions of
          Section 6.4, a Participant who is an Employee may make hardship withdrawals from his or her Pre-Tax Account, Cash or Deferred Rollover Account and General Rollover Account in accordance with this section. The amount of any such withdrawal may not exceed the sum of (1) the portion of the balance of his or her Pre-Tax Account consisting of Pre-Tax Contributions or, in the case of a Participant described in Section 3.3(D), the balance of his or her pre-tax account (formerly called the "participant directed account") under the Ceridian Corporation Personal Investment Plan as of December 31, 1988, increased by the amount of pre-tax contributions (formerly called "participant directed contributions") made on the Participant's behalf pursuant to the Personal Investment Plan for plan years after December 31, 1988 and Pre-Tax Contributions made on the Participant's behalf and reduced by the amount of any such contributions distributed to the Participant after December 31, 1988 plus (2) the portion of the balance of his or her Cash or Deferred Rollover Account consisting of elective deferrals made on behalf of the Participant to the plan from which the Account was transferred (or the portion of such balance not in excess of the 'distributable amount,' as defined in Treasury Regulations, specified on an exhibit to the Plan) plus (3) the balance of his or her General Rollover Account. Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

               (A) The existence of an immediate and heavy financial need will be made by the Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need, however, if it is determined by the Administrator to be on account of:

               (1) expenses for medical care, described in Code section 213(d), incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code section 152);

               (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3) payment of tuition, related educational fees and room and board expenses for the next year of post-secondary education for the Participant or his or her spouse, child or other dependent; or

               (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant's principal residence.

               (B) A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Administrator determines that each of the following requirements is satisfied.

               (1) The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the estimated amount of any federal, state and local income account of the distribution as determined by the Administrator in accordance with Plan Rules.

               (2) The Participant has received all withdrawals and has taken all nontaxable loans available under the Plan and any other qualified plan maintained by an Affiliated
               Organization.

               (3) All Pre-Tax Contributions under the Plan and all elective deferrals and after-tax employee contributions on behalf of or by the Participant under any other qualified or nonqualified deferred compensation plan maintained by an Affiliated Organization are, to the extent required by Treasury Regulations, suspended for a period of 12 months following the date of the distribution.

               (4) For the Participant's taxable year following the taxable year during which he or she received the distribution, the amount of elective deferrals that may be made on the Participant's behalf under any qualified plan maintained by an Affiliated Organization, including Pre-Tax Contributions pursuant to the Plan, are reduced by the amount of such elective deferrals made on the Participant's behalf for the taxable year during which he or she received the distribution.

               (C) The Administrator's determination of the existence of a Participant's financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations, and is final and binding on the Participant. The Administrator may require the Participant to make representations and certifications concerning his or her entitlement to a withdrawal pursuant to this section and may rely on such representations and certifications unless the Administrator has actual knowledge to the contrary. The Administrator is not obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant's withdrawal application.

               (D) Each withdrawal pursuant to this section will be charged against the Participant's Accounts in the following order: Pre-Tax Account; Cash or Deferred Rollover Account; and General Rollover Account.


          2    Withdrawals from Accounts After Age 59-1/2 or Disability.
          Subject to the provisions of Section 6.4, a Participant who is an Employee and has attained age 59-1/2 or has become Disabled may withdraw all or any portion of his or her Account balances.


          3    Withdrawals from After-Tax Rollover Account.  Subject to the provisions of Section 6.4, a Participant who is an Employee may withdraw all or any portion of the balance of his or her After-Tax Rollover Account.


          4    Rules for Withdrawals.  (A)   A withdrawal distribution will
          be made only upon the Administrator's receipt from the Participant of a complete and accurate written application on a form provided by the Administrator.

               (A) The Participant's withdrawal application must specify the investment fund or funds from which the withdrawal is to be made and, in the case of a withdrawal pursuant to Section 6.2, such withdrawal will be made on a pro rata basis among the Participant's Accounts invested in that fund or funds.

               (B) All withdrawal distributions will be made as soon as administratively practicable after the Administrator's determination that a Participant is entitled to receive the withdrawal distribution based on the balance of the Account from which the withdrawal distribution is made that is not attributable to Company Stock (1) as of the close of business on the day the Administrator notifies the Trustee of the withdrawal if the notice is received by the Trustee prior to 1:00 p.m. Eastern Time or (2) as of the close of business on the next business day after the Administrator notifies the Trustee of the withdrawal if the notice is received by the Trustee at or after 1:00 p.m. Eastern Time and based on the balance of the Account from which the distribution is made that is attributable to Company Stock determined in the case of a cash withdrawal distribution based on the actual trading price or if no trade is required to effect the distribution, based on the closing price of Company Stock on the business day following the Trustee's receipt of notice of withdrawal from the Administrator as reported in the New York Stock Exchange Composite Transactions listing contained in The Wall Street Journal.

               (C) Amounts withdrawn from the Participant's Accounts which were invested in the Company Stock Fund will be paid in cash or in full shares of Company Stock, at the election of the Participant; provided, that withdrawal distributions pursuant to
          Section 6.1 will be paid only in the form of cash. All other withdrawal distributions will be made in the form of cash.

               (D) No withdrawal may be made from the portion of a Participant's Accounts attributable to a note evidencing a Plan loan.

               (E) The provisions of Section 8.8(A) apply to any withdrawal distribution that constitutes an "eligible rollover distribution" within the meaning of Code section 402(c)(4).


          5    Plan Loans.  (A)  Each Participant or Beneficiary of a
          deceased Participant who is an Employee or is otherwise a 'party in interest' with respect to the Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, is entitled to borrow funds from his or her Pre-Tax and Rollover Accounts, by application to the Administrator on a form provided by the Administrator, subject, however, to the succeeding provisions of this section.

                    (1) The amount of the loan may not cause the aggregate amount of outstanding loans to the borrower to exceed the lesser of:

                         (a)  $50,000, reduced by the excess, if any, of
                         (i) the highest outstanding balance, during the 12-month period ending on the day before the loan is made, of all loans to the borrower pursuant to the Plan and all other qualified plans maintained by an Affiliated Organization over (ii) the outstanding balance of such loans on the date of the loan; and

                         (b) 50 percent of the aggregate balance of the borrower's Pre-Tax and Rollover Accounts as of the close of business on the day next preceding the date of the loan.

                    (2) No individual loan will be made in an amount less than $1000 and each loan must be in a multiple of $100.

                    (3) No borrower may have outstanding at any time more than two loans with a maturity of five years or less and one loan with a maturity of more than five years.

                    (4) A borrower may not submit more than one application for a loan during any 30-day period.

                    (5) No loan will be made to a Beneficiary prior to the Administrator's determination of the identity of and amount distributable to the Beneficiary.

                    (6) Each loan will be charged against the borrower's Accounts in the following order: Pre-Tax Account; Cash or Deferred Rollover Account; General Rollover Account; and After-Tax Rollover Account. No loan will be charged against any Account until the funds available for loans in any prior Account in such order have been exhausted. Loan proceeds will be obtained from the investment fund or funds in which the borrower's Accounts are invested as specified by the borrower."

               (B) Each loan will bear interest on the unpaid principal balance at the rate specified by the Administrator. The Administrator will specify a reasonable rate of interest to be effective with respect to loans made during the six-month periods beginning each January 1 and July 1. Interest will accrue from the date on which the first payment is due.

               (C) The borrower must execute a promissory note and security agreement provided by the Administrator, which:

               (1) create in the Trust a valid first lien against one-half of the borrower's entire right, title and interest in and to that portion of his or her Accounts equal to the initial amount of the loan plus accrued and unpaid interest thereon;

               (2) provide for a maturity date not to exceed five years from the date of the note or not to exceed ten years from the date of the note if the Administrator determines, at the time of the loan, that the proceeds of such loan are to be used by the borrower to acquire a house, apartment, condominium or mobile home which is used, or is intended to be used within a reasonable time after the loan is made, as the borrower's principal residence;

               (3) provide for payments of principal and interest in equal installments of such frequency, not less frequently than quarterly, in such minimum amounts and for such maximum period as prescribed by Plan Rules;

               (4)  provide that upon (a) default in payment or otherwise,
               (b) termination of a Participant's employment or the occurrence of any other event permitting or requiring distribution and (c) a borrower becoming employed with the purchaser of all or a portion of an Affiliated Organization's trade or business, the unpaid indebtedness will be accelerated and satisfied from any distribution then due and from the balance of the borrower's Accounts that could then be distributed, and that the date on which repayment of any remaining part of such unpaid indebtedness is due will be extended, and interest will continue to accrue, until the earliest date on which the borrower or his or her Beneficiary could receive a distribution, on which date the unpaid indebtedness will be satisfied in full and the Account will be reduced by the amount of the unpaid indebtedness immediately prior to the satisfaction.

               (D) For purposes of this section, a default will be deemed to occur if part or all of any payment of principal or interest is not paid on or before 90 days after the most recent payment, provided, however, that if the borrower is an Employee who is on approved unpaid leave of absence or layoff status on the date a default would otherwise occur, default will not occur until the earliest of the following:

               (1) the thirtieth day following the earlier to occur of the first anniversary of the commencement of the leave of absence or layoff, or the borrower's return to active employment; provided that a default will not occur if, on or before such day, the total amount of principal payments previously due and all accrued interest are repaid;

               (2) the thirtieth day after the earlier to occur of the first anniversary of the commencement of the leave of absence or layoff, or the termination of the approved leave or layoff, if the borrower does not return to active employment with an Affiliated Organization; or

               (3)  the maturity date of the borrower's promissory note.

               (E)  In addition to the documents described in Subsection
          (C), each borrower who is an Employee must execute an appropriate document under which any Affiliated Organization is authorized to deduct from the borrower's pay the amount of payments due under the terms of any such loan, and each borrower must provide such other documents as may from time to time be required by Plan Rules.

               (F) Before making any loan, the Administrator will deliver to the borrower a clear statement of the charges involved in the proposed loan transaction, which statement will include the dollar amount of the loan, the annual rate of the finance charge and the aggregate amount of the finance charge to the date of maturity.

               (G) Each loan is a loan by the Trust Fund, but for trust accounting purposes the loan will be deemed made from the borrower's own Accounts, and the note executed by the borrower will be deemed to be an asset of such Accounts. Upon making a loan, the borrower's Account or Accounts will be reduced by an amount equal to the principal balance of the loan, effective as of the date of the loan, and a Loan Account will be established for the borrower with an initial balance equal to the principal amount of such loan. All such Loan Accounts will be excluded for purposes of determining and allocating the net earnings (or losses) of the Trust pursuant to Section 4.2. A borrower's repayments of principal and payments of interest will be credited to the Accounts from which the loan proceeds were obtained in reverse of the order in which the loan was taken from the Accounts until the amount borrowed from each such Account has been fully replaced by principal repayments. On the close of business next following the Trustee's receipt of such a payment, the Loan Account of each borrower will be reduced by the amount of the principal payment credited to such borrower's Accounts on such date. Repayments of loan principal and payments of interest will be invested among the investment funds in accordance with the borrower's most recent investment directions with respect to new contributions under the Plan, but if no contributions are currently being made to the borrower's Accounts and the borrower does not file a new investment direction, such repayments will be invested in an investment fund designated by the Administrator.

               (H) The Administrator will establish a means pursuant to which a borrower may make loan repayments by payroll deduction or other periodic payments. Loans, including any accrued interest, may be repaid in whole or in part without penalty at any time after the first anniversary of the date the loan was made.

               (I) Plan Rules may establish such other terms and conditions as may be necessary or desirable for the administration of loans under this section.

                                         VII
                               Vesting and Forfeitures


          1    Vesting.  (A)  Each Participant will always have a fully
          vested, nonforfeitable interest in his or her Pre-Tax Account, Basic Matching Account and Rollover Account.

               (A) A Participant will acquire a fully vested nonforfeitable interest in his or her Performance-Based Matching Account upon attaining his or her Normal Retirement Date while employed with an Affiliated Organization.

               (B) A Participant will acquire a fully vested nonforfeitable interest in his or her Performance-Based Matching Account if he or she dies or becomes Disabled while employed with an Affiliated Organization.

               (C) A Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her Performance-Based Matching Account to the extent provided in the following schedule:

                     Years of Vesting Service          Vested Interest

                       Less than Two Years                  0%
                         Two Years                         40%
                         Three Years                       60%
                         Four Years                        80%
                       Five or More Years                 100%


          2    Forfeiture Upon Distribution  (A)  If the entire vested
          balance of a Participant's Accounts is distributed not later than the last day of the second Plan Year following the Plan Year during which his or her employment terminates, and if the amount distributed was not more than $3500 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's Performance-Based Matching Account will, at the time of the distribution, be forfeited. A Participant who has no vested interest in his or her Performance-Based Matching Account at termination of employment will be deemed to have received distribution of the entire vested balance in such Account upon such termination.

               (A) If a Participant described in Subsection (A)(i) received a distribution of less than the entire balance of his or her Accounts, (ii) resumes employment as a Qualified Employee and
          (iii) repays to the Trustee the full amount distributed before the earlier of (a) five years following the date of his or her reemployment as a Qualified Employee or (b) the date on which he or she incurs a Break in Service of five full years following the distribution, then, the Participating Employer with whom he or she was last employed will restore the amount forfeited to the Participant's Performance-Based Matching Account, unadjusted for any change in Fund value occurring since the distribution. The restoration will be made from forfeitures that arise for the Plan Year for which the restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer will contribute the amount required to restore the Account. A Participant described in the last sentence of

          Subsection (A) who is reemployed prior to experiencing a Break in Service of at least five full years will be deemed to have repaid his or her deemed distribution upon his or her reemployment as a Qualified Employee.


          3    Other Forfeitures.  (A)  Except as provided in Section 7.2, the nonvested portion of a Participant's Performance-Based Matching Account will continue to be held in a separate subaccount of such Account until the Participant incurs a Break in Service of five full years, at which time the subaccount balance will be forfeited. If the Participant resumes employment with an Affiliated Organization before the subaccount balance is forfeited, the subaccount balance will be included in the Participant's Performance-Based Matching Account balance.

               (A) A Participant's vested interest in his or her Performance-Based Matching Account balance following a resumption of employment in accordance with the last sentence of Subsection
          (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the Account balance at the time of determination; D is the amount of the distribution; and R is the ratio of the Account balance at the time of determination, to the Account balance immediately following the distribution.


          4    Reallocation of Forfeitures.  All forfeitures occurring
          under this article in a Plan Year will be allocated as of the last day of such Plan Year as follows:

               (1) Such forfeitures will first be applied to restore the accounts of Participants as provided in Section 7.2(B); and

               (2) Any remaining forfeitures will be applied toward the Matching Contribution obligations of the Participating Employer with whom the Participant in question was last employed.

                                         VIII
                           Distributions After Termination


          1    Time of Distribution.  (A)  Following a Participant's
          termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the vested balance of the Participant's Accounts. The amount of such distribution will be equal to the aggregate vested balance of the Participant's Accounts as of the close of business on the day following the day on which the Trustee has received instruction from the Administrator that all information necessary for processing the distribution has been received and approved. Subject to the remaining subsections of this section and Sections
          8.2 and 8.8, distributions will be made in accordance with the following provisions.

               (1) If the aggregate vested balance of the Participant's Accounts at the time of the distribution is not more than $3500, distribution to the Participant will be made as soon as administratively practicable following the Participant's termination of employment or, if the Participant's employment has not terminated, following the date on which the Participant attains age 70-1/2. This clause will not apply, however, if the Participant's Account balance exceeded $3500 at the time of any previous distribution to the Participant.

               (2) Except as provided in clause (1), distribution to the Participant of his or her vested Account balances will be made on or as soon as administratively practicable following such date as the Participant specifies by written notice to the Administrator, which date will not be later than the date specified under Subsection (B).

               (3) Any distribution to the Participant's Beneficiary will be made as soon as administratively practicable following the Administrator's receipt of notice of the Participant's death.

               (B) Distribution of each Participant's vested Account balance will be made in full not later than the earlier of -

               (1) the sixtieth day following the close of the Plan Year during which there occurs the later of -

                    (a)  the date the Participant terminates employment,

                    (b)  the Participant's Normal Retirement Date; or

               (2) the April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2.

               (C) Any contribution allocated to the Account of a Participant who has attained age 70-1/2 will be distributed not later than the last day of the Plan Year following the Plan Year for which such allocation was made.

               (D) Notwithstanding any other provision of the Plan to the contrary, distributions will be made in accordance with Treasury Regulations issued under Code section 401(a)(9), including

          Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).


          2    Form of Distribution.  (A)  Any distribution under the Plan will be made in the form of a single lump sum payment.

               (A) Distributions will be made in the form of cash; provided, that to the extent that the Account to be distributed is invested in the Company Stock Fund immediately prior to the distribution, at the election of the Participant or Beneficiary, as the case may be, the number of whole shares of Company Stock credited to the Account will be distributed in kind.


          3 Beneficiary Designation. (A) (1) Each Participant may designate, upon forms furnished by the Administrator, one or more individuals to be primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. Except as provided in Subsection
               (B), no such change or revocation requires the consent of any person.

               (1)  If a Participant

                    (a)  fails to designate a Beneficiary, or

                    (b) revokes a Beneficiary designation without naming another Beneficiary, or

                    (c) designates one or more Beneficiaries none of whom survives the Participant,

               for all or any portion of the Accounts, such Accounts or portion will be distributed to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

                    Participant's spouse;
                    Participant's issue, per stirpes and not per capita; Participant's parents;
                    Participant's brothers and sisters;
                    Representative of Participant's estate.

               (2) When used in this section and, unless the designation otherwise specifies, when used in a Beneficiary designation, the term "per stirpes" means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption. The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the individual or individuals standing in such relationship to the Participant at the Participant's death.

               (B) Notwithstanding Subsection (A), no designation of a Beneficiary other than the Participant's spouse is effective unless such spouse consents to the designation. Any such consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.


          4    Assignment, Alienation of Benefits.  (A)  Except as required under a qualified domestic relations order or by the terms of any loan from the Trust, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so is void; and no such benefit will in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

               (A) To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee in the form of a lump sum prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).


          5    Payment in Event of Incapacity.  If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in his or her discretion may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Administrator from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any payment so made constitutes a complete discharge of all liability under the Plan with respect to any such payment.


          6    Payment Satisfies Claims.  Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Committee, the Administrator and the Participating Employer, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.


          7    Disposition if Distributee Cannot be Located.  If the
          Administrator is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund and invested in accordance with Plan Rules until such time as the Administrator has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be; provided, that, any Accounts not claimed within the period prescribed by applicable escheat laws will be paid to such governmental authorities, in such manner, as is specified in such laws.

          8    Transfers to Other Plans or Individual Retirement
          Arrangements. (A) To the extent a distribution pursuant to the Plan is an "eligible rollover distribution" within the meaning of Code section 402(c)(4), the Committee will, if so instructed by the distributee in accordance with Plan Rules, direct the Trustee to make the distribution to an 'eligible retirement plan' within the meaning of Code section 402(c)(8). The foregoing provisions will not apply with respect to any portion of an eligible rollover distribution that consists of an offset amount with respect to a Plan loan. Not more than 90 days and not less than 30 days before any eligible rollover distribution, the Committee will provide the distributee with a notice that satisfies the requirements of Code section 402(f). A distributee may waive the 30-day advance notice requirement in a manner specified in Plan Rules.

               (A) The Committee may, in conjunction with (1) the sale of an Affiliated Organization or the sale by an Affiliated Organization of all or a portion of a business operation of the Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Accounts of each Participant who is employed with the purchaser of such business operation or an affiliate, to the trustee of a plan sponsored by such purchaser or affiliate or (2) a Participant who has ceased to be a Qualified Employee becoming a participant in a plan sponsored by an Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Participant's Accounts to the Trustee of the Affiliated Organization's plan; provided, in either case, that

               (a)  such other plan is qualified under Code section 401(a),

               (b) such other plan satisfies the withdrawal requirements set forth in Code section 401(k) with respect to such transferred Accounts to which such requirements are applicable under the Plan, and

               (c)  such trustee is willing to accept such transfer.

                                        IX
                              Contribution Limitations


          1    Pre-Tax Contribution Dollar Limitation.  The aggregate
          amount of Pre-Tax Contributions and other "elective deferrals" (within the meaning of Code section 402(g)(3)) under any other qualified plan maintained by an Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $7000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations). The limitation for any Participant who received a hardship distribution under Section 6.1 will, for the year following the year in which such distribution was made, be reduced as provided in Section 6.1(C)(4). If the foregoing limitation is exceeded for any taxable year of the Participant, the Participant will be deemed to have notified the Administrator of such excess and the amount of Pre-Tax Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess, determined in accordance with Section 9.5, will be distributed to the Participant. Such distribution may be made at any time after the excess contributions are received but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount distributed to a Participant who has made elective deferrals for the taxable year other than pursuant to Section 3.1 will, to the extent of such other elective deferrals, be determined in accordance with written allocation instructions received by the Administrator from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Pre-Tax Contributions were made.

          2    Actual Deferral Percentage Limitations. (A)  Notwithstanding
          Section 3.1, for any Plan Year, Pre-Tax Contributions may be made on behalf of Active Participants who are Highly Compensated Employees only if the requirements of Code section 401(k)(3), as set forth in Subsection (B), are satisfied. To the extent deemed necessary by the Administrator in order to comply with such requirements, the Administrator may, in accordance with Plan Rules, prospectively decrease the rate at which a Participant's Eligible Earnings will be reduced.

               (A) (1) The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible employees" and either of the following tests.


                    (a) The "actual deferral percentage" for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for all other eligible employees, multiplied by one and one-quarter.

                    (b) The excess of the actual deferral percentage for eligible employees who are Highly Compensated Employees over the actual deferral percentage for all other eligible employees is not more than two percentage points and the actual deferral percentage for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage of all other eligible employees, multiplied by two.

               (2)  For purposes of this section,

                    (a) "eligible employee" means an Active Participant who is eligible to have Pre-Tax Contributions made on his or her behalf for the Plan Year in question or would be so eligible but for a suspension imposed under
                    Section 6.1(C)(3); and

                    (b) "actual deferral percentage," with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the amount of Pre-Tax Contributions made on behalf of the eligible employee for that Plan Year, to the eligible Employee's Testing Wages for the Plan Year or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual deferral percentage, the following rules apply.

                         (i) If aggregation of Pre-Tax Contributions and Testing Wages is required under Sections 11.22(C) and 11.41(C), the actual deferral percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual deferral percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

                         (ii) If any eligible Employee is required to be aggregated with more than one family group under
                         Section 11.22(C), all the groups with which the eligible employee is aggregated will be treated as a single family group.

                         (iii) Any Pre-Tax Contributions made on behalf of an eligible employee who is not a Highly
                         Compensated Employee that are in excess of the limitation of Section 9.1 will be excluded.

                         (iv) Any Pre-Tax Contributions made on behalf of an eligible employee that are distributed to the eligible employee pursuant to Section 9.6(C) or 9.7(D) will be excluded.

                         (v) Except as otherwise provided in Treasury Regulations, Pre-Tax Contributions taken into account in determining the actual contribution percentage under Section 9.3(B)(2) will be excluded.

                         (vi) To the extent determined by the
                         Administrator, all or any portion of the Basic Matching Contribution for the Plan Year on behalf of all or any similarly situated group of eligible employees will be included.

                         (vii) Elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

                         (viii) To the extent required by Treasury
                         Regulations, elective contributions made under any other qualified cash or deferred arrangement of any Affiliated Organization on behalf of any eligible employee who is a Highly Compensated Employee will be included.

               (B)  If, for any Plan Year, the requirements of Subsection
          (B) are not satisfied, the Administrator will determine the amount by which Pre-Tax Contributions made on behalf of each eligible employee who is a Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (B). The determination will be made by successively decreasing the rate of Eligible Earnings reductions for Highly Compensated Employees who, during the Plan Year, had the greatest percentage of Eligible Earnings reductions, to the next, lower percentage, then again decreasing the percentage of such Highly Compensated Employees Eligible Earnings reductions, together with the percentage of Eligible Earnings reductions of such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Administrator deems necessary. The Administrator may, in his or her discretion, make such reductions in any amount, in lieu of one percent increments.

               (C) At such time as the Administrator specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking either or both of the following steps.

               (1) The amount of excess Pre-Tax Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under
               Section 9.5, will be distributed to each such Highly Compensated Employee. The amount to be returned pursuant to the foregoing sentence with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to Pre-Tax Contributions that relate to such Plan Year, determined by assuming that Pre-Tax Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

               (2) The Participating Employer will make an additional contribution for the Plan Year pursuant to Section 3.4.

               (D) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual deferral percentage is determined under Subsection (B)(2)(b)(i) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Pre-Tax Contributions made on behalf of each with respect to the Plan Year.

               (E) To the extent required or permitted by Treasury Regulations, the Administrator will or may, as the case may be, apply the limitations described in this section separately to each group of eligible employees who are included in a unit of employees covered by a collective bargaining agreement and those who are not included or are included in a different unit.

          3    Actual Contribution Percentage Limitations.  (A)
          Notwithstanding Section 3.2, for any Plan Year, Matching Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that either of the following tests is satisfied.

               (1) The "actual contribution percentage" for "eligible employees" who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible employees, multiplied by one and one-quarter.

               (2) The excess of the actual contribution percentage for eligible employees who are Highly Compensated Employees over the actual contribution percentage for all other eligible employees is not more than two percentage points and the actual contribution percentage for eligible employees who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible Employees, multiplied by two.

               (B)  For purposes of this section,

               (1) "eligible employee" means an Active Participant who is eligible to have Matching Contributions made on his or her behalf for the Plan Year in question or would have been so eligible had he or she elected to make Pre-Tax Contributions for such Plan Year, and

               (2) the "actual contribution percentage" with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the aggregate amount of Matching Contributions made on behalf of the eligible employee for the Plan Year, to the eligible employee's Testing Wages for the Plan Year or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual contribution percentage, the following rules apply.

                    (a) If aggregation of Matching Contributions and Testing Wages is required under Sections 11.22(C) and 11.41(C), the actual contribution percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual contribution percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

                    (b) If any eligible employee is required to be aggregated with more than one family group under
                    Section 11.22(C), all the groups with which the eligible employee is aggregated will be treated as a single family group.

                    (c)  Except as otherwise provided in Treasury
                    Regulations, Basic Matching Contributions taken into account in determining the actual deferral percentage under Section 9.2(B)(2)(b) will be excluded.

                    (d) Matching Contributions taken into account for purposes of the minimum contribution required pursuant to Section 13.3(A) will be excluded.

                    (e) To the extent determined by the Administrator, all or any portion of the Pre-Tax Contributions for the Plan Year on behalf of eligible employees will be included.

                    (f) Matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

                    (g) To the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible employee who is a Highly Compensated Employee will be included.

               (C)  If, for any Plan Year, the requirements of Subsection
          (A) are not satisfied, the Administrator will determine the amount by which Matching Contributions made on behalf of each eligible employee who is a Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (A), such determination being made in accordance with the procedure described in Section 9.2(C).

               (D) At such time as the Administrator specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking either or both of the following steps.

               (1) The amount of excess Matching Contributions so determined with respect to each Highly Compensated Employee, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be distributed to such Highly Compensated Employee first from his or her Basic Matching Account and then from his or her Performance-Based Matching Account; provided, that to the extent any excess Performance-Based Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed and any such forfeitures will be applied as provided in
               Section 3.2(D).

               (2) The Participating Employer will make an additional contribution for the Plan Year pursuant to Section 3.4.

               (E) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual contribution percentage is determined under Subsection (B)(2)(a) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Matching Contributions made on behalf of each with respect to the Plan Year.

               (F) To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of employees covered by a collective bargaining agreement.


          4    Multiple Use Limitation.  (A)  This section applies for any
          Plan Year for which the sum of the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for eligible employees who are Highly Compensated Employees plus the actual contribution percentage, as determined under Section 9.3(B)(2), for eligible employees who are Highly Compensated Employees, exceeds the "aggregate limit." For purposes of this subsection, the aggregate limit is the greater of:

               (1)  The sum of:

                    (a) the product of one and one-quarter, multiplied by the greater of:

                         (i) the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                         (ii) the actual contribution percentage, as determined under Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

                         plus

                    (b) the sum of two percentage points plus the lesser of the actual deferral percentage determined under item
                    (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage;

               (2)  or

                    The sum of:

                    (a) the product of one and one-quarter, multiplied by the lesser of:

                         (i) the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                         (ii) the actual contribution percentage, as determined under Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

                         plus

                    (b) the sum of two percentage points plus the greater of the actual deferral percentage determined under item
                    (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage.

               (B) If, for any Plan Year, the calculations under Subsection (A) require that this section be applied, the Administrator will determine the amount by which Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year causes the excess amount determined under Subsection (A), such determination being made in accordance with the provisions of Section 9.3(C). At such time as the Administrator specifies following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the steps described in Sections 9.2(D) and 9.3(C).

               (C) To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of employees covered by a collective bargaining agreement.


          5    Earnings on Excess Contributions.   The amount of Fund
          earnings or losses with respect to the excess amount of contributions distributed to a Highly Compensated Employee pursuant to the foregoing provisions of this article is an amount equal to the product of the total earnings or losses for the Participant's Account to which the excess contributions were added for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to the Account for the Plan Year, and the denominator of which is the closing balance of the Account for the Plan Year, decreased by the amount of earnings added to the Account, or increased by the amount of losses subtracted from the Account, for the Plan Year.


          6    Aggregate Defined Contribution Limitations.  (A)
          Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Plan Year any amount that would cause the aggregate "annual additions" with respect to the Participant for the Plan Year to exceed the lesser of (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins) and
          (2) 25 percent of the Participant's Section 415 Wages for the
          Plan Year.

               (A) For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Plan Year are the sum of -


               (1) the aggregate amount of Pre-Tax and Matching Contributions allocated to the Participant's Accounts for the Plan Year (including any such contributions that are distributed pursuant to Section 9.2, 9.3 or 9.4, but excluding any Pre-Tax Contributions in excess of the limitation described in Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which the contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by any Affiliated Organization for the Plan Year; plus

               (2) the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Section 13.3(C)), to the extent required under Code section 419A(d)(1).

               (B)(1) If the Administrator, in his or her discretion, determines that the limitation under Subsection (A) would otherwise be exceeded for a Plan Year, to the extent necessary to prevent such excess from occurring the amount of a Participant's Eligible Earnings reductions and Pre-Tax Contributions will be prospectively reduced.

               (1) If a further reduction of contributions is required, the Matching Contributions that would otherwise be allocated to the Participant's Account will be reduced and the aggregate amount of Matching Contributions for the Plan Year will be reduced by the same amount.

               (2) If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Eligible Earnings, Pre-Tax Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess, the amount of Pre-Tax Contributions made for the Participant will be distributed to the Participant and any Matching Contributions attributable to the amount so distributed, together with earnings on such contributions, will be forfeited and applied as provided in Section 3.2(D).


          7    Aggregate Defined Contribution/Defined Benefit Limitations.
          (A) Notwithstanding any contrary provisions of the Plan, in no event will the amount of a Participant's annual additions under the Plan exceed an amount that would cause the decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed one.

               (B) The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all qualified defined benefit pension plans maintained by any Affiliated Organization (determined as of the end of the Plan Year), and the denominator of which is the lesser of:

               (1) 125 percent of the maximum dollar benefit limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins under such defined benefit pension plans; and

               (2) 140 percent of the average Section 415 Wages of the Participant during the three consecutive Plan Years during which he or she was a participant in any such defined benefit pension plan which produce the highest average.

               (C) The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts for the Plan Year under this Plan and any other qualified defined contribution plans maintained by any Affiliated Organization, determined in the manner described in
          Section 9.6, and the denominator of which is the aggregate of the lesser of:

               (1) 125 percent of the maximum annual addition dollar limitation in effect under Code section 415(c)(1)(A) for the calendar year during which the Plan Year in question begins under such defined contributions plans; and

               (2) 140 percent of 25 percent of the Participant's Section 415 Wages for the Plan Year,

          applied for all years during which the Participant was employed with an Affiliated Organization, without regard to whether there was a defined contribution plan in effect during all such years.

              (D) If the annual additions that would otherwise be made with respect to a Participant for a Plan Year would cause the limitation of Subsection (A) to be exceeded, the Participant's benefit under one or more defined benefit pension plans maintained by an Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of
          Section 9.6(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Plan Year to the extent necessary to prevent such excess.


          8    Administrator's Discretion.  Notwithstanding the foregoing provisions of this article, the Administrator may, in his or her discretion, apply the provisions of Sections 9.1 through 9.7 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Administrator's good faith application of Treasury Regulations is binding on all Participants and Beneficiaries.

                                        X
                              Amendment and Termination


          1    Adoption by Affiliated Organizations.  Any Affiliated
          Organization may adopt this Plan and become a Participating Employer with the prior approval of the Administrator by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan. Any adoption of the Plan by an Affiliated Organization, however, must either be approved by the Company's Board in advance or ratified by such Board prior to the end of the fiscal year of such Affiliated Organization in which it adopts the Plan.


          2    Authority to Amend and Procedure.  (A)  The Company reserves the right to amend the Plan at any time, to any extent that it may deem advisable. Each amendment will be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its duly authorized officers. On and after the effective date of the amendment, all interested parties will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or vested or of any option with respect to the form of such benefit that is protected by Code Section 411(d)(6), except that any amendment that is required to conform the Plan with Treasury Regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

               (A) If the schedule for determining the extent to which benefits under the Plan are vested is changed, whether by amendment or on account of the Plan's becoming or ceasing to be a top-heavy plan, each Participant with at least three years of service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Administrator within the period beginning on the date such change was adopted (or the Plan's top heavy status changed) and ending 60 days after the latest of (a) the date such change is adopted, (b) the date such change becomes effective or
          (c) the date the Participant is issued notice of such change by the Administrator or the Trustee. Except as otherwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination, distributed in the optional form of benefit payment that was eliminated.

               (B) The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically otherwise provided by a subsequent amendment, continue to apply to such Participant.

          3    Authority to Terminate and Procedure.  The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer expects to continue its participation in the Plan indefinitely but reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer, as the case may be, to the Trustee in a written instrument adopted and executed in the manner of an amendment.

          4    Vesting Upon Termination, Partial Termination or
          Discontinuance of Contributions. Upon termination of the Plan or upon the complete discontinuance of contributions by all Participating Employers, to the extent required by Code section 411(d)(3) and Treasury Regulations thereunder, the Accounts of each affected Participant will, to the extent funded, vest in full. Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will, to the extent funded, vest in full.


          5    Distribution Following Termination, Partial Termination or
          Discontinuance of Contributions. After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Section 8.1 as if such event had not occurred or, if the Administrator so directs in accordance with Treasury Regulations, will distribute to each Participant or Beneficiary of any deceased Participant the entire balance of his or her Accounts.

                                        XI
                    Definitions, Construction and Interpretations

          The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.


          1    Account.  An "Account" with respect to a Participant is any or all of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.


          2    Active Participant.  An "Active Participant" is a
          Participant who is a Qualified Employee.


          3    Administrator.  The "Administrator" of the Plan is the
          Company's Vice President Human Resource Services, or in the event such position is substantially changed or eliminated, the Employee performing the duties of such position.


          4    Affiliated Organization.  An "Affiliated Organization" is -

               (a) for purposes of applying the limitations set forth at Sections 9.6 and 9.7 of the Plan, any member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(C)) that includes the Company or any trade or business (whether or not incorporated) that, together with the Company, is under common control (within the meaning of Code section 414(c)), the determination of any such corporation or trade or business being made under Code section 1563(a) by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" wherever it appears in such Code section, and

               (b) for all other purposes, any corporation that is a member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company, any trade or business (whether or not incorporated) that, together with the Company, is under common control (within the meaning of Code section 414(c)), any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations thereunder.


          5    Basic Matching Account.  The "Basic Matching Account" is the
          account established pursuant to clause (b) of Section 4.1 to evidence Basic Matching Contributions made on behalf of a Participant.


          6    Basic Matching Contributions.  "Basic Matching
          Contributions" means contributions made by a Participating Employer on behalf of Active Participants pursuant to Section 3.2(A)(1) or 3.4.


          7    Beneficiary.  A "Beneficiary" is a person designated or
          otherwise determined under the provisions of Section 8.3 as the distributee of benefits payable after the death of a Participant. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or rights under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

          8 Board. The "Board" is the board of directors or equivalent governing body of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors or equivalent governing body of the Affiliated Organization in question.


          9    Break in Service.  A "Break in Service" with respect to an
          Employee is the period commencing on the Employee's "employment severance date," as defined at Section 11.45(A)(2), and ending on the Employee's "reemployment commencement date," as defined at
          Section 11.45(A)(3); provided, that if an Employee becomes absent on account of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the Employee on account of the Employee's adoption of the child or (d) the Employee's caring for a child immediately following the child's birth or placement with the Employee, and the Employee furnishes to the Administrator, upon request, such information as the Administrator requires to determine the reasons for the Employee's absence or continued absence, then solely for the purpose of determining whether the Employee has incurred a Break in Service pursuant to this section, the Employee's employment severance date will be the first anniversary of the date on which the employment severance date would otherwise occur for the purpose of determining the Employee's Vesting Service pursuant to
          Section 11.45(A)(2).


          10   Code.  The "Code" is the Internal Revenue Code of 1986, as
          amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.


          11   Committee.  The "Committee" is the Retirement Committee
          constituted under Article XII.


          12   Company.  The "Company" is Ceridian Corporation or any
          successor thereto.


          13   Company Stock.  "Company Stock" means common stock issued by the Company.


          14   Consent of Spouse.  Whenever the consent of a Participant's spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

               (a) the Participant's spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by a notary public; or

               (b) the Administrator determines that no such consent can be obtained because the Participant has no spouse, because the Participant's spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

          Any such consent by the Participant's spouse or such determination by the Administrator that such spouse's consent is not required is effective only with respect to the particular spouse of the Participant who so consented or with respect to whom such determination was made. Any such consent by the Participant's spouse to an act of the Participant under the Plan is irrevocable with respect to that act.


          15   Disabled.  A Participant will be considered to be "Disabled"
          only if

               (a) in the case of a Participant who is participating in the Company's long-term disability plan, he or she is receiving disability benefits under such plan, or

               (b) in the case of any other Participant, he or she is certified as being disabled by the Social Security
               Administration and is receiving disability benefits under the disability provisions of the Social Security Act.


          16   Effective Date.  The "Effective Date" of the Plan is
          January 1, 1995.


          17   Eligible Earnings.  (A) The "Eligible Earnings" of a
          Participant from his or her Participating Employer for any period is the amount reportable by the Participating Employer for federal income tax purposes as wages paid to the Participant for such period, increased by the amount of Eligible Earnings reductions experienced by the Participant pursuant to the Plan and any cafeteria plan maintained by the Participating Employer pursuant to Code section 125 for that period, to the extent such reductions are not otherwise included for that period, and decreased by any amount received by the Participant during the period as deferred income from a previous period, expatriation premium, tuition aid reimbursement, relocation allowance, restricted stock plan awards, any such amount attributable to the exercise of an option under a stock option plan maintained by a Participating Employer, any amounts representing imputed income on account of benefits pursuant to the Code, any amounts representing severance payments under the Participating Employer's severance policy and any other amounts of an unusual or nonrecurring nature, as specified in Plan Rules.

               (A) Notwithstanding Subsection (A), in no event will a Participant's Eligible Earnings be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

               (B) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.22(A), or of a Highly Compensated Employee described in clause (2) or
          (3) of Section 11.22(A) whose "compensation" (as defined in
          Section 11.22(B)(2)) for a Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year as if they were a single Participant.


          18   Employee.  An "Employee" is any individual who performs
          services for an Affiliated Organization as a common-law employee of the Affiliated Organization.


          19   Fund.  The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in Section 5.1.

          20   Governing Law.  To the extent that state law is not
          preempted by provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other laws of the United States, the Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of law rules of the State of Minnesota or any other jurisdiction.


          21   Headings.  The headings of articles and sections are
          included solely for convenience. In the event of a conflict between the headings and the text of the Plan, the text controls.


          22   Highly Compensated Employee. (A)   A "Highly Compensated
          Employee" for any Plan Year is any employee who -

               (1) at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of an Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of an Affiliated Organization, or

               (2)  during the Plan Year preceding such Plan Year -

                    (a) received compensation in excess of $75,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), or

                    (b) received compensation in excess of $50,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(C) for the calendar year during which the Plan Year in question begins) and whose compensation exceeded the compensation of at least 80 percent of all employees, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees who (i) have completed less than six months of service with the Affiliated Organizations, (ii) normally work fewer than 17-1/2 hours per week for the Affiliated Organizations, (iii) normally work for the Affiliated Organizations during not more than six months during any calendar year or
                    (iv) have not attained age 21, or

                    (c) was at any time an officer of an Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) and received compensation in excess of 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins, but in no case will there be taken into account more than the lesser of (i) 50 employees or (ii) the greater of three employees or ten percent of the aggregate number of employees, excluding, for purposes of determining the number of such officers, any employees that are excluded pursuant to clause (b); or, if no officer received compensation in excess of such amount, the officer with the highest compensation for the Plan Year, or

               (3) during such Plan Year, is described in items (a), (b) or (c) of clause (2) and received compensation in an amount that is not less than the amount of compensation received by at least 100 other employees.

               (B)  For purposes of this section,

               (1)  an "employee" is any individual who is not described in
               Section 11.36(B)(2) and who, during the Plan Year for which the determination is being made, performs services for an Affiliated Organization as -

                    (a)  a common law employee,

                    (b)  an employee pursuant to Code section 401(c)(1), or

                    (c) a leased employee who is treated as an employee of an Affiliated Organization pursuant to Code section 414(n)(2) or 414(o)(2), and

               (2)  "compensation" for any period means an employee's
               Section 415 Wages for the period increased by the amount of any reductions to the employee's compensation for the period in connection with an election by the employee made pursuant to a Plan maintained under Code section 125 or 401(k).

               (C) For purposes of applying Sections 9.2, 9.3 and 9.4, any employee who is the spouse, a lineal ascendant or descendant or the spouse of a lineal ascendant or descendant of a Highly Compensated Employee described in clause (1) of Subsection (A), or of a Highly Compensated Employee described in clause (2) or
          (3) of Subsection (A) whose compensation for the Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, will not be considered a separate employee and any Eligible Earnings with respect to such employee, and any contributions allocated to the employee's Accounts under this Plan if the employee is a Participant, will be deemed to have been paid to, or allocated to the Accounts of, such Highly Compensated Employee.


          23   Hour of Service.  The term "Hour of Service" with respect to an Employee is each hour for which the Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Organization.


          24   Matching Contributions  "Matching Contributions" means
          contributions made by a Participating Employer on behalf of Active Participants pursuant to Section 3.2 or 3.4.


          25   Normal Retirement Date.  The "Normal Retirement Date" of a
          Participant is the date on which he or she attains age 65.


          26   Number and Gender.  Wherever appropriate, the singular
          number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

          27   Participant.  A "Participant" is a current or former
          Qualified Employee who has satisfied the eligibility requirements of Article II, following his or her initial hire or rehire, as the case may be, and who has not ceased to be a Participant pursuant to Section 2.6.


          28   Participating Employer.  A "Participating Employer" is the
          Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires, and their respective successors. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.


          29   Performance-Based Matching Account. The "Performance-Based
          Matching Account" is the account established pursuant to clause
          (c) of Section 4.1 to evidence Performance-Based Matching Contributions made on behalf of a Participant.


          30   Performance-Based Matching Contributions.  "Performance-
          Based Matching Contributions" means contributions made by a Participating Employer on behalf of Active Participants pursuant to Section 3.2(A)(2).


          31   Plan.  The "Plan" is that set forth in this instrument as it may be amended from time to time.


          32   Plan Rule.  A "Plan Rule" is a rule, policy, practice or
          procedure adopted by the Administrator or the Committee. Each Plan Rule will be uniform and nondiscriminatory with respect to similarly situated persons.


          33   Plan Year.  A "Plan Year" is a calendar year.


          34   Pre-Tax Account.  The "Pre-Tax Account" is the account
          established pursuant to clause (a) of Section 4.1 to evidence Pre-Tax Contributions made on behalf of a Participant.


          35   Pre-Tax Contributions. "Pre-Tax Contributions" mean
          contributions made by a Participating Employer on behalf of Active Participants pursuant to Section 3.1.


          36   Qualified Employee.  (A)  Except as provided in Subsection
          (B), a "Qualified Employee" is an Employee who -

               (1) is classified by a Participating Employer as a common-law employee of the Participating Employer,

               (2)  is paid under a domestic payroll,

               (3) performs services for the Participating Employer primarily within the United States or on a temporary foreign assignment, and

               (4) is not a participant in any qualified defined benefit pension plan maintained by an Affiliated Organization.

               (B) An Employee who would otherwise be a Qualified Employee is not a Qualified Employee if he or she -

               (1) resides in the United States but is not a United States citizen, unless he or she is classified as an immigrant alien;

               (2) is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3));

               (3) is covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and a Participating Employer, and is not, as a result of such bargaining, specifically covered by this Plan; or

               (4) is eligible, or would be eligible but for his or her failure to satisfy any applicable minimum age, minimum service or similar requirement, to participate in any other qualified defined contribution plan maintained by an Affiliated Organization."


               Reporting Person. A "Reporting Person" is any Participant or Beneficiary who is subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934 with respect to the securities of the Company or its affiliates.


          38   Rollover Account.  The "Rollover Account" is the account
          established pursuant to clause (d) of Section 4.1 to evidence the amounts, if any, rolled over from an individual retirement arrangement or another qualified plan, or transferred directly from another qualified plan with respect to an Active Participant pursuant to Section 3.3.


          39   Section 415 Wages.  (A) An individual's "Section 415 Wages"
          for any period is the sum of all remuneration received by the individual during such period from all Affiliated Organizations that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations thereunder.

               (A) The Administrator may, for any Plan Year, determine the items of remuneration that, in accordance with Treasury
          Regulations, will be included in Section 415 Wages for the Plan Year; provided that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

               (B) Section 415 Wages will not include the amount by which an individual's remuneration is reduced in connection with an election by the individual made pursuant to a plan maintained by an Affiliated Organization under Code section 125 or 401(k).


          40   Termination of Employment.  (A) For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Affiliated Organizations or become Disabled. Neither transfer of employment among Affiliated Organizations nor absence from active service by reason of disability leave, other than in connection with his or her becoming Disabled, or any other leave of absence will constitute a termination of employment.

               (A) A Participant will be deemed to have terminated employment in conjunction with the disposition of all or any portion of the business operation of an Affiliated Organization which is a disposition of a subsidiary or of substantially all of the assets used in a trade or business of an Affiliated Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) and Treasury Regulations thereunder are satisfied.

               (B) A Participant who, in conjunction with the disposition of all or any portion of a business operation of an Affiliated Organization which is not described in Subsection (B), transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors which is not a disposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) and Treasury Regulations thereunder are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller, such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.


          41 Testing Wages. (A) An individual's "Testing Wages" for any period is his or her Section 415 Wages for such period increased by compensation reductions for such period in connection with an election by the individual made pursuant to a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

               (A) Notwithstanding Subsection (A), in no event will a Participant's Testing Wages for any Plan Year be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

               (B) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.22(A), or of a Highly Compensated Employee described in clause (2) or
          (3) of Section 11.22(A) whose "compensation" (as defined in
          Section 11.22(B)(2)) for a Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant.

               (C) The Administrator may, in his or her discretion, for any Plan Year, adopt any alternative definition of Testing Wages that complies with Code section 414(s) and Treasury Regulations thereunder; provided, that for each purpose under this Plan, the definition so adopted will be uniform throughout any Plan Year.

          42   Treasury Regulations  "Treasury Regulations" mean
          regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.


          43   Trust.  The "Trust" is the trust or trusts created by the
          Company to implement benefits under the Plan.


          44   Trustee.  The "Trustee" is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.


          45   Vesting Service.  (A)  An Employee's "Vesting Service" means the sum of the lengths of the periods of the Employee's service with a Participating Employer or with an Affiliated Organization from and after the date on which it became an Affiliated Organization, commencing as of the Employee's employment commencement date or reemployment commencement date, as the case may be, and ending with the Employee's next employment severance date, as determined in accordance with the following rules:

               (1) an Employee's "employment commencement date" is the date on which he or she first performs an Hour of Service;

               (2) for purposes of this section only, an Employee's "employment severance date" is the earlier to occur of:

                    (a) the date on which the Employee terminates employment with all Affiliated Organizations because he or she quits, retires, is discharged or dies; or

                    (b) the first anniversary of the first date of a period during which the Employee remains absent from service (with or without pay) with all Affiliated Organizations for any reason other than a quit, retirement, discharge or death following the employment commencement date or reemployment commencement date, as the case may be;

               (3) an Employee's "reemployment commencement date" is the first date, following a period of severance from employment which is not required to be taken into account under either item (4) or (5), on which the Employee performs an Hour of Service;

               (4) if the Employee's employment is severed by reason of a quit, discharge or retirement and he or she subsequently performs an Hour of Service within 12 months following the employment severance date, the period of such severance will be taken into account;

               (5) if the Employee quits, is discharged or retires during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death and the Employee subsequently performs an Hour of Service within 12 months following the date on which such absence commenced, the period of such severance will be taken into account.

               (B) To the extent provided in Subsection (A), service by a person who is a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections

          414(n)(2) and 144(a)(3), respectively) or service by a person with any other organization that is required to be taken into account pursuant to Code section 414(o) and Treasury Regulations thereunder will be deemed to be Vesting Service for purposes of the Plan if such person becomes a Participant.

               (C) Notwithstanding the foregoing provisions of this section, service completed by an Employee with an Affiliated Organization prior to the date on which it became an Affiliated Organization (or with another entity prior to the acquisition of such entity's business or assets by an Affiliated Organization) will be taken into account for purposes of this section only if and to the extent provided in any agreement pursuant to which it became an Affiliated Organization (or such other business or assets were acquired) or as provided by resolution of the Company's Board.

                                         XII
                               Administration of Plan


          1    Named Fiduciary.  The Company is the "named fiduciary" of
          the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.


          2    Retirement Committee.   The Chief Executive Officer of the
          Company will appoint a Retirement Committee composed of not fewer than three members who will serve at the pleasure of the Chief Executive Officer. The Chief Executive Officer will provide to each member of the Retirement Committee a copy of a written charter outlining the responsibilities of the Committee. Each member will file his or her written acceptance of appointment with the Chief Executive Officer. A Retirement Committee member may resign by delivering his or her written resignation to the Chief Executive Officer, and any Retirement Committee member may be removed, with or without cause, by the Chief Executive Officer upon delivery of written notice of such removal to the removed member. Any such resignation or removal will be effective upon delivery of the written resignation or notice of removal, as the case may be, or upon any later date specified therein. Vacancies created by any such resignation or removal will be filled by appointment by the Chief Executive Officer; provided, that, subject to there being at least three persons serving as Retirement Committee members at all times, the Chief Executive Officer need not fill any vacancy so created.


          3    Operation of Committee.  The Committee will perform its
          duties hereunder in accordance with the following procedures -

               (a) The Chief Executive Officer of the Company will designate one member of the Committee to act as its chair, and the member so designated will preside over the Committee's meetings.

               (b) The Committee will elect a secretary who may, but need not, be a member of the Committee. The secretary will keep minutes of the Committee's meetings and perform such other duties as may be specified from time to time by the Committee.

               (c) The Committee may appoint such subcommittees with such duties and powers as it may specify, and it may delegate administrative powers to one or more of its members or to such other person or entity as it may designate.

               (d) The Committee will meet at such times and places and upon such notice as its members may determine from time to time. A majority of the current membership of the Committee will constitute a quorum for the transaction of business, and all acts of the Committee at any meeting will require, for their validity, the affirmative vote of a majority of the current membership of the Committee.

               (e) The Committee may adopt bylaws for the conduct of its business, provided such bylaws are not inconsistent with the provisions of this article.

               (f) No member of the Committee may vote with respect to a decision of the Committee relating solely to his or her own participation or benefit under the Plan.

          4    Duties of Administrator.  The following administrative
          duties will be performed by the Administrator or his or her designate on behalf of the Company:

               (a) The determination of initial and continuing eligibility of Employees to participate in the Plan and enrollment of Participants in the Plan;

               (b) The determination of Participants' entitlement to, and the amount of, their individual allocable share of Participating Employer contributions under the Plan;

               (c) The processing of Participant's Eligible Earnings reductions and investment direction elections;

               (d) The processing of Participants' Beneficiary designations;

               (e) The processing of Participants' withdrawal applications and, where required, the determination of the existence and extent of a financial hardship on which a Participant's withdrawal application is based;

               (f) The review of claims made pursuant to the Plan's benefit claim procedure;

               (g) The computation of the amount of each Participant's Account balances and the vested portion of such balances;

               (h) The authorization of disbursements from the Fund in the form of withdrawals and distributions;

               (i) The administration of loans made pursuant to the loan provisions of the Plan;

               (j) The duties expressly assigned to the Administrator pursuant to the Plan; and

               (k) Such other duties as the Committee may delegate to the Administrator from time to time.

          The Administrator is authorized to delegate such of his or her duties as the Administrator may specify in writing to such other person or entity as the Administrator may designate, including a committee established for the specific purpose of performing such a delegated duty.


          5    Adoption of Rules.  The Committee and the Administrator have the discretionary power and authority to make such Plan Rules as the Committee or Administrator deem necessary or appropriate to perform their respective duties in connection with the administration of the Plan and to modify or rescind any such Plan Rules. Plan Rules will be uniform and nondiscriminatory with respect to similarly situated persons.


          6    Discretionary Actions.  To the extent applicable to their
          respective administrative duties, the Committee and the Administrator have discretionary power and authority to make all determinations necessary or appropriate for the administration of the Plan and to construe, interpret, apply and enforce the Plan and Plan Rules and decide any and all matters arising thereunder, including the discretionary power and authority to remedy possible ambiguities, inconsistencies, omissions or erroneous Account balances. In the exercise of their discretionary powers, the Committee and Administrator will treat all persons similarly situated in a uniform matter.


          7    Compensation. Neither Committee members nor the
          Administrator will receive compensation from the Plan or Trust for their services as such, but they are entitled to reimbursement for all sums reasonably and necessarily expended by them in the performance of their duties.


          8    Professional Assistance.  The Committee and the
          Administrator may retain such accounting, record keeping, legal and clerical services as they reasonably deem to be required in the administration of the Plan, and may pay reasonable compensation for such services. The Committee and Administrator are entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished to them by such persons and on all information, elections and designations furnished to them by Participants and Participating Employers.


          9    Payment of Administrative Costs.  Reimbursements under
          Section 12.7, compensation under Section 12.8 and all other costs of establishing and administering the Plan may be paid by the Trustee from the Fund, upon statements issued by the Committee or Administrator, but to the extent not so paid, will be paid by the Participating Employers.


          10   Indemnification.  The Participating Employers jointly and
          severally agree to indemnify the Committee members, the Administrator and each director, officer and Employee against any and all liabilities, losses, costs and reasonable expenses (including legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this section, unless they are determined to be due to gross negligence or intentional misconduct.


          11   Benefit Claim Procedure.  If a request for a benefit by a
          Participant or Beneficiary of a deceased Participant is denied in whole or in part, not later than 30 days after receipt of notice of the denial, the Participant or Beneficiary, as the case may be, may file with the Administrator a written claim objecting to the denial. Not later than 90 days after receipt of such claim, the Administrator will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Administrator's written decision, the claimant may file with the Administrator a written request for review of the Administrator's decision, and the claimant or the representative may thereafter review Plan documents that relate to the claim and submit written comments to the Administrator. Not later than 60 days after receiving such request, the Administrator will afford the claimant or the representative an opportunity to present the claim in person to the Administrator. Not later than 60 days after such presentation or, if there is no such presentation, not later than 60 days after the Administrator's receipt of the request for review, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and if notice of such extension is given to the claimant.


          12   Correction of Errors.  If the Committee determines that, by reason of administrative error or other cause attributable to a Participating Employer, the Account of any Participant has incurred a loss, the Committee may enter into an agreement with such Participating Employer under which the Account is fully restored and may, upon such restoration, release the Participating Employer from further responsibility.

                                        XIII
                                    Miscellaneous


          1    Merger, Consolidation, Transfer of Assets.  If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).


          2    Limited Reversion of Fund.  (A)  Except as provided in
          Subsection (B), no corpus or income of the Trust will at any time revert to a Participating Employer or be used other than for the exclusive benefit of eligible Employees and their Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.

               (A)  Notwithstanding any contrary provision in the Plan,

               (1) All contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under Code section 401(a) and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer, upon the Participating Employer's written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan; and

               (2) To the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution being fully deductible by the Participating Employer under Code section 404.


          3 Top-Heavy Provisions. (A)(1) Notwithstanding the provisions of Sections 3.1 and 3.2, no contributions will be made and allocated on behalf of any "key employee" for any Plan Year during which the Plan is a top-heavy plan, unless the amount of contributions (excluding Pre-Tax Contributions) made and allocated for such Plan Year on behalf of each Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year, expressed as a percentage of the Participant's Testing Wages for the Plan Year, is at least equal to the lesser of

                    (a)  three percent, or

                    (b) the largest percentage of such Testing Wages at which contributions (including Pre-Tax Contributions) are made and allocated on behalf of any key employee for such Plan Year.

                (2)If, in addition to this Plan, an Affiliated Organization maintains another qualified defined contribution plan or qualified defined benefit pension plan during a Plan Year, the provisions of clause (1) will be applied for such Plan Year -

                    (a) by taking into account the employer contributions (other than elective deferrals for a non-key employee) on behalf of the Participant under all such defined contribution plans;

                    (b) without regard to any Participant who is not a key employee and whose accrued benefit, expressed as a single life annuity, under such defined benefit pension plan for such Plan Year is not less than the product of
                    -

                         (i) the Participant's average Testing Wages for the period of consecutive years (not exceeding five) when the Participant had the highest aggregate Testing Wages, disregarding years in which the Participant fails to complete a minimum period of service as specified in Treasury Regulations, multiplied by

                         (ii) the lesser of (A) two percent per year of service, disregarding years of service beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or
                         (B) 20 percent.

               (B)  For purposes of Subsection (A),

               (1)  (a)   The Plan will be a "top-heavy plan" for a
                    particular Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60 percent of the aggregate of the Account balances of all Participants.

                    (a) For purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees:

                         (i) Any distributions made within the five-year period preceding the Plan Year for which the determination is being made, other than a distribution transferred or rolled over to a plan maintained by an Affiliated Organization, will be included;

                         (ii) Amounts transferred or rolled over from a plan not maintained by an Affiliated
                         Organization at the initiation of the Participant will not be included;

                         (iii) The Account balances of any key employee and any employee who is not a key employee who has not performed an Hour of Service at any time during the five-year period ending on the date as of which the determination is being made will not be included; and

                         (iv) The terms "key employee" and "employee" include the Beneficiaries of such persons who have died.

               (2)  (a)   Notwithstanding the provisions of clause (1), this
                    Plan will not be a top-heavy plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60 percent of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause (1).

                    (a) Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

                    (b) If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

               (3) The "required aggregation group" of consists of (i) each plan of an Affiliated Organization in which a key employee participates, and (ii) each other plan of an Affiliated Organization that enables a plan in which a key employee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) and 410.

               (4) A "permissive aggregation group" consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code sections 401(a)(4) and 410.

               (5) For purposes of applying clauses (2), (3) and (4) of this Subsection (B), any qualified defined contribution plan maintained by an Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.

               (C) A "key employee" is any person who is or was employed with an Affiliated Organization and who, at any time during the Plan Year in question or any of the preceding four Plan Years is or was:

               (1) An officer of the Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) whose compensation for such Plan Year exceeds 50 percent of the amount in effect under Code section 415(b)(1)(A) for such Plan Year, but in no case will there be taken into account more than the lesser of (a) 50 persons, or (b) the greater of (i) three persons or (ii) ten percent of the number of the Affiliated Organization's employees, excluding for purposes of determining the number of such officers, any employees that are excluded pursuant to Section 11.22(A)(2)(b);

               (2) The owner of an interest in the Affiliated Organization, including business entities that are required to be aggregated under Code section 414(b), (c) or (m), that is not less than the interest owned by at least 10 other persons employed with the Affiliated Organization; provided, that, such owner will not be a key employee solely by reason of such ownership for a Plan Year if he or she does not own more than one-half of one percent of the value of the outstanding interests of the Affiliated Organization or if the amount of his or her compensation for such Plan Year is less than the amount in effect under Code section 415(c)(1)(A) for such Plan Year;

               (3) The owner of more than five percent of the Affiliated Organization's outstanding stock or more than five percent of the total combined voting power of the Affiliated Organization's stock; or

               (4) The owner of more than one percent of the Affiliated Organization's outstanding stock or more than one percent of the total combined voting power of the Affiliated
               Organization's stock, whose compensation for such Plan Year exceeds $150,000.

          For purposes of this Subsection (C), the term "compensation" has the same meaning as in Section 11.22(B)(2) and ownership of an Affiliated Organization's stock will be determined in accordance with Code section 318; provided, that subparagraph 318(a)(2)(C) will be applied by substituting the phrase "5 percent" for the phrase "50 percent" wherever it appears in such Code section.

               (D) If an Affiliated Organization maintains a qualified defined contribution plan and a qualified defined benefit pension plan, the limitation on combined contributions and accrued benefits will be adjusted by substituting "100 percent" for "125 percent" in the definitions of the defined benefit fraction and the defined contribution fraction in Section 9.7; provided, first, that this Subsection (D) will be applied prospectively only to prohibit additional contributions allocated, and forfeitures reallocated, to and defined benefit accruals for, a Participant and will not reduce any allocations or reallocations made to, or benefits accrued for, such Participant prior to the Plan Year for which it first becomes effective; and, second, that if the Plan would not be a top heavy plan if "90 percent" were substituted for "60 percent" in Subsection (B)(1)(a), this Subsection (D) will not apply if -

               (1) the aggregate employer contribution (other than elective deferrals for a non-key employee) under all such qualified defined contribution plans on behalf of each Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year is not less than seven and one-half percent of his or her Testing Wages for the Plan Year, or

               (2) the accrued benefit for each Participant under the qualified defined benefit pension plan is not less than the benefit described in Subsection (A)(2)(b), applied by substituting "3 percent" for "2 percent" in item (A) of clause (ii) and "30 percent" for "20 percent" in item (B) of clause (ii).

          4    No Employment Rights Created.  The establishment of the Plan neither gives any Employee a right to continuing employment nor limits the right of an Affiliated Organization to discharge the Employee or otherwise deal with the Employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.


          5    Special Provisions  Special provisions of the Plan
          applicable only to certain Participants will be set forth on an exhibit to the Plan. In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls.

                                      EXHIBIT A

               Special Rules Applicable to Certain Former Participants
                        In the User Technology Services, Inc.
                      Profit Sharing and Cash or Deferred Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the User Technology Services, Inc. Profit Sharing Cash or Deferred Plan (the "User Technology Plan") were transferred to the Trust in connection with the merger of the User Technology Plan with and into the Plan (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "User Technology Participant."


          XIV  Accounts.   For each User Technology Participant, the
          following Accounts will be established and maintained:

               (a) A User Technology Pre-Tax Account to evidence the balance of his or her pre-tax contribution account, if any, under the User Technology Plan transferred to the Trust in connection with the Merger;

               (b) A User Technology Employer Contribution Account to evidence the balance of his or her employer contribution account, if any, under the User Technology Plan transferred to the Trust in connection with the Merger; and

               (c) A User Technology Rollover Account to evidence the balance of his or her rollover contribution account, if any, under the User Technology Plan transferred to the Trust in connection with the Merger.

          Such Accounts are sometimes collectively referred to in this exhibit as "User Technology Accounts."


          XV   In-Service Withdrawals.  (A) A User Technology Participant
          who is an Employee may make hardship withdrawals from the portion of his or her User Technology Pre-Tax Account consisting of pre-tax contributions in accordance with the provisions of Section
          6.1 of the Plan.

               (A) A User Technology Participant who is an Employee may make withdrawals from his or her User Technology Pre-Tax Account, and his or her User Technology Employer Contribution Account if it is 100% vested, in accordance with the provisions of Section 6.2 of the Plan.

               (B) A User Technology Participant who is an Employee may withdraw all or any portion of the balance of his or her User Technology Rollover Account.

               (C) All withdrawals from User Technology Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan except that notwithstanding Section 6.4(D), distributions may be made in kind if elected by the Participant and if such distribution is otherwise permissible.

            In addition, no withdrawal may be made from any User
            Technology Account unless, during the 90-day period ending on the date of the withdrawal, the User Technology Participant's spouse consents to the withdrawal.


          XVI Loans. A User Technology Participant may borrow funds from his or her User Technology Pre-Tax Account and User Technology Rollover Account in accordance with Section 6.5 of the Plan. No loan will be made to a User Technology Participant from a User Technology Pre-Tax or Rollover Account unless, during the 90-day period ending on the date of the loan, the User Technology Participant's spouse consents to the loan.


          XVII Vesting and Forfeitures.


               XVII 1    Vesting.  (A) Each User Technology Participant at
          all times has a fully vested nonforfeitable interest in his or her User Technology Pre-Tax Account and User Technology Rollover Account.

               (A) A User Technology Participant will acquire a fully vested nonforfeitable interest in his or her User Technology Employer Contribution Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

               (B) A User Technology Participant will acquire a fully vested nonforfeitable interest in his or her User Technology Employer Contribution Account if he or she dies or becomes Disabled while he or she is an Employee.

               (C) A User Technology Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her User Technology Employer Contribution Account to the extent provided in the following schedule:
                                                          Vested
                              Years of Service    Interest

                              Less Than Two Years    0%
                              Two Years                      20%
                              Three Years                    40%
                              Four Years                     60%
                              Five Years                     80%
                              Six or More Years             100%

          A User Technology Participant's "Years of Service" are the number of years of service he or she had completed as of October 31, 1994 under the User Technology Plan and the number of 12-month periods beginning on November 1, 1994 and each anniversary thereof during which the User Technology Participant completes at least 1000 Hours of Service.


               XVII 2      Forfeiture Upon Distribution.   (A) If the
          entire vested balance of a User Technology Participant's User Technology Accounts is distributed not later than the last day of the second Plan Year following the Plan Year during which his or her employment terminates, and if the amount of such distribution was not more than $3500 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's User Technology Employer Contribution Account will, at the time of such distribution, be forfeited. A Participant who has no vested interest in his or her User Technology Employer Contribution Account when his or her employment terminates will be deemed to have received distribution of the entire vested balance in such Account upon such termination.

               (A)  If a User Technology Participant described in paragraph
            (A)(1) received a distribution of less than the entire balance of his or her User Technology Accounts, (2) resumes employment as a Qualified Employee and (3) repays to the Trustee the full amount distributed before the earlier of (a) five years following the date of reemployment as a Qualified Employee or
            (b) the date on which he or she incurs five consecutive One-Year Breaks in Service following the distribution, the amount of any forfeitures pursuant to paragraph (A) will be restored to the Participant's User Technology Employer Contribution Account, unadjusted for any change in Fund value occurring after the distribution. The restoration will be made from forfeitures that arise for the Plan Year for which the restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer with whom the User Technology Participant was last employed as a Qualified Employee will contribute the amount required to restore the Account. A Participant described in the last sentence of paragraph (A) who is reemployed prior to incurring five consecutive One Year Breaks in Service following the distribution will be deemed to have repaid his or her deemed distribution upon his or her reemployment as a Qualified Employee.

               (B) The provisions of this section apply, without limitation, to a participant in the User Technology Plan who terminated employment with User Technology Services, Inc. with less than a fully vested interest in his employer contribution account under the User Technology Plan and received a distribution of the vested balance of his or her employer contribution account before the Merger and not later than the last day of the second User Technology Plan plan year following the User Technology Plan plan year during which he or she terminated employment.


               XVII 3        Other Forfeitures.  (A) Except as provided in
          Section 4.2 of this exhibit, the nonvested portion of a Participant's User Technology Employer Contribution Account will continue to be held in a subaccount until the Participant incurs five consecutive One-Year Breaks in Service, at which time the subaccount balance will be forfeited. If the Participant resumes employment with an Affiliated Organization prior to incurring five consecutive One-Year Breaks in Service, the subaccount will be disregarded and its balance will be included in the Participant's User Technology Employer Contribution Account balance.

               (A) A Participant's vested interest in his or her User Technology Employer Contribution Account balance following a resumption of employment in accordance with the last sentence of paragraph (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the User Technology Account balance at the time of determination; D is the amount of the distribution; and R is the ratio of the User Technology Account balance at the time of determination, to the balance immediately following the distribution.

               XVII 4   Reallocation of Forfeitures.  All forfeitures in a
          Plan Year will be allocated as of the last day of the Plan Year as follows:

               (a) The forfeitures will first be applied to restore the User Technology Employer Contribution Accounts of
               Participants as provided in Section 4.2(B) of this exhibit;
               and

               (b) Any remaining forfeitures will be applied toward the Matching Contribution obligations of the Participating Employer with whom the User Technology Participant in question was last employed.


               XVII 5     One-Year Break in Service. A User Technology
          Participant will incur a "One-Year Break in Service" if the User Technology Participant fails to complete more than 500 Hours of Service during a Plan Year; provided, that, only for purposes of determining whether a User Technology Participant has incurred such a One-Year Break in Service, in addition to Hours of Service credited under Section 4.6 of this exhibit, there will be taken into account the number of Hours of Service that otherwise would have been credited to the User Technology Participant, or, if the number of such Hours of Service that otherwise would be credited to the User Technology Participant cannot be determined, eight Hours of Service for each day on which the User Technology Participant would have otherwise performed services for an Affiliated Organization, during an authorized leave of absence, while still employed with the Affiliated Organization, due to -

               (a)  the User Technology Participant's pregnancy,

               (b)  the birth of the User Technology Participant's child,

               (c) the placement of a child with the User Technology Participant in connection with the adoption of such child by the User Technology Participant, or

               (d) the User Technology Participant's caring for such child for a period beginning immediately following such birth or placement;

          provided, first, that the total number of such additional Hours of Service taken into account by reason of any such absence will not exceed 501; second, that, if the User Technology Participant would be prevented from incurring a One-Year Break in Service for the Plan Year in which such absence commenced solely because the additional Hours of Service are so credited, such Hours of Service will be credited only to such Plan Year or, if a One-Year Break in Service for such Plan Year would not be so prevented, such additional Hours of Service will be credited to the Plan Year following the Plan Year during which such absence commenced; and third, that, notwithstanding the foregoing, no such additional Hours of Service will be credited unless the Employee furnishes to the Administrator, on a timely basis, such information as the Administrator reasonably requires in order to establish the number of days during which the User Technology Participant was absent for one of the reasons set forth at items
          (a) through (d) above. In addition, a User Technology Participant will be credited with Hours of Service for the purpose of determining whether he or she has incurred a One-Year Break in Service to the extent required by the Family and Medical Leave Act of 1993.

               XVII 6     Hour of Service.  (A)  Subject to the remaining
          subsections of this section, for purposes of this exhibit the term "Hour of Service," with respect to a User Technology Participant includes and is limited to -

               (1) each hour for which the User Technology Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

               (2) each hour for which the User Technology Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

               (3) Each hour that the User Technology Participant was absent without pay due to:

                    (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

                    (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

                    (c) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as "personal leaves" and which leaves will be granted under rules applied uniformly to all Employees;

                    (d) a layoff, but only to the extent it does not exceed six months' duration;

                    (e) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

               in which case the number of hours for which a User
               Technology Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

               (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

               (B) For purposes of applying clauses (1) and (4) of paragraph (A), hours for which a User Technology Participant is entitled to overtime premium pay will be taken into account only to the extent the User Technology Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

               (C) For purposes of applying clause (2) of paragraph (A), the User Technology Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of paragraph (A) immediately prior to the commencement of such absence.

               (D) For purposes of determining the number of Hours of Service completed by a User Technology Participant during a particular period of time -

               (1) a User Technology Participant who is not subject to the overtime provisions of the Fair Labor Standards Act of 1938, as from time to time amended, will be credited with ten Hours of Service for each day during which he or she completes at least one Hour of Service;

               (2) each other User Technology Participant will be credited with the number of Hours of Service that he or she completes during such period.

               (E) Notwithstanding the foregoing provisions of this section, the number of Hours of Service that a User Technology Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in paragraphs (A) through (D), will also be taken into account.


               Time and Form of Distribution. (A) Following a User Technology Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the User Technology Participant or, if the User Technology Participant has died, to his or her Beneficiary, the aggregate vested balance of the Participant's User Technology Accounts. Subject to the remaining paragraphs of this section and Section 8.8 of the Plan, distribution of a User Technology Participant's User Technology Accounts will be made in accordance with the following provisions

                    (1) If the aggregate vested balance of the User
               Technology Participant's User Technology and other Accounts at the time of the distribution is not more than $3500, distribution to the User Technology Participant of the vested balance of his or her User Technology Accounts, or distribution of such vested User Technology Account balances to the User Technology Participant's Beneficiary in the case of his or her death, will be made in accordance with Section 8.1(A) of the Plan. This clause will not apply, however, if the aggregate vested balance of the User Technology Participant's User Technology and other Accounts exceeded $3500 at the time of any previous distribution to the Participant.

                    (2) If clause (1) does not apply and the aggregate vested balance of the User Technology Participant's User Technology Accounts at the time of the distribution is not more than $3500, distribution will be made in accordance with Section 8.1(B) of the Plan.

                    (3) If clauses (1) and (2) do not apply, distribution to the User Technology Participant will be made in the form determined pursuant to paragraph (C). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the User Technology

               Participant of a complete and accurate written distribution request on a form provided by the Administrator; provided, that the distribution must be made or commence not later than the date specified in Section 8.1 (B)(1) of the Plan unless the User Technology Participant elects to defer the distribution in the manner described in paragraph (B).

                    (4) Subject to clause (1) above and paragraph (C)(3), any distribution to the User Technology Participant's Beneficiary will be made in the form elected by the Beneficiary pursuant to paragraph (E). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Beneficiary of a complete and accurate written distribution request on a form provided by the Administrator and in no case later than the latest date required pursuant to paragraph (E).

                    (5) All distributions will be made by delivery of an annuity contract or in the case of lump sum or installment payments, by delivery of a check drawn on the Trust or assets in which the Participant's User Technology Accounts are invested at the time of the distribution if otherwise permissible.

                    (6) The value of a User Technology Participant's User Technology Accounts will be determined in accordance with
               Section 8.1 of the Plan.

                    (7) Any annuity contract distributed pursuant to this section will be a single premium, nonparticipating, nontransferable, noncancellable, nonsurrenderable immediate annuity contract that complies with all applicable requirements of the Plan. Distribution of any annuity contract pursuant to the provisions of this exhibit satisfies in full any claims that the User Technology Participant or his or her spouse or Beneficiary may have under the Plan, and neither any Affiliated Organization, the Trustee nor the Administrator is responsible to any extent with respect to any payments to which the User Technology Participant or his or her spouse or Beneficiary may be entitled under such annuity contract.

               (B) Subject to the provisions of the other paragraphs of this section, a Participant described in paragraph (A)(3) may elect to defer commencement of the distribution of his or her User Technology Accounts by providing the Administrator a written, signed statement indicating in which of the available forms the benefit will be paid and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the User Technology Participant's termination of employment or Normal Retirement Date. Plan Rules may permit a User Technology Participant to modify any such election in any manner determined by the Administrator to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this section.

               (C) (1) Unless a User Technology Participant described in paragraph (A)(3) otherwise elects in accordance with the provisions of clause (2), the Trustee will, with the vested balance of the Participant's User Technology Accounts, purchase and distribute to the Participant an annuity contract that provides for payments for the life of the User Technology Participant if the User Technology Participant is not married on his or her "annuity starting date," within the meaning of Code section 417(f)(2), or, if the User Technology Participant is then married, for payments for the life of the Participant, with 50 percent, 75 percent or 100 percent of the amount of such payments, as specified by the Participant on a form provided by the Administrator, continuing after the Participant's death for the life of such spouse; provided, first, that each qualified joint and survivor option payable under such annuity contract will be actuarially equivalent to each other option based upon reasonable actuarial assumptions specified in the contract; and, second, that if a Participant does not otherwise elect, the benefit payable under the annuity contract with respect to a married Participant will be payments for his or her life with 50 percent of the amount of such payments continuing thereafter for the life of such spouse.

                    (1) A User Technology Participant whose benefit would otherwise be paid in the form of an annuity contract described in clause (1) may elect to instead receive a lump sum payment, installment payments or an annuity contract providing for payments in another form. The User Technology Participant's election must be in writing, in form prescribed by the Administrator; must be made within the 90-day period ending on the User Technology Participant's annuity starting date; may be revoked and a new election made any number of times during the election period; and will not be effective unless the Participant's spouse consents to the election.

                    (2) If a User Technology Participant dies prior to his or her annuity starting date and is married on the date of his or her death, the Administrator will, with the vested balance of the User Technology Participant's User Technology Accounts, purchase and distribute to the User Technology Participant's surviving spouse a nontransferable annuity contract that provides payments to the surviving spouse for life, commencing at such time not later than the date on which the User Technology Participant would have attained age 70-1/2 as such spouse elects; provided, that this clause (3) will not apply if -

                         (a) the User Technology Participant's spouse elects, in a written, signed statement delivered to the Administrator prior to the purchase of the annuity contract, to receive the balance of the User Technology Participant's User Technology Accounts in a lump sum payment, installment payments or a period-certain annuity contract in accordance with the provisions of paragraph (E), or

                         (b) the User Technology Participant elected, by a signed written statement delivered to the Administrator within the period commencing on the first day of the Plan Year in which he or she attained age 35 and ending on the date of his or her death, to waive the provisions of this clause (3), and the User Technology Participant's spouse consented to such election; provided that a User Technology Participant may, at any time and any number of times, by signed written notice delivered to the Administrator during the User Technology Participant's lifetime, revoke any election made under this clause (b), and may make a new election following any such revocation.

                    (3) The provisions of this paragraph (C) apply notwithstanding and supersede any designation by a married User Technology Participant of any primary Beneficiary other than his or her spouse which designation is not made either in conjunction with an election pursuant to clause (2) or
               (3)(b) of this paragraph (C), as the case may be, or thereafter with the spouse's consent.

               (D) (1) If a User Technology Participant described in paragraph (A)(3) elects pursuant to paragraph (C)(2) to receive his or her distribution in the form of installment payments, such installments will be substantially equal in amount and will be made on a monthly, quarterly, semi-annual or annual basis, for a period certain not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary.

                    (1) If a User Technology Participant described in paragraph (A)(3) elects pursuant to paragraph (C)(2) to receive his or her distribution in the form of an annuity contract providing for payments in a form other than that described in paragraph (C)(1), the Trustee will, with the vested balance of the User Technology Participant's User Technology Accounts purchase and distribute to the User Technology Participant an annuity contract pursuant to which payments are made over a period not exceeding (a) the period over which installment payments could be made or (b) the life of the User Technology Participant or the lives of the Participant and his or her Beneficiary.

                    (2) If the Participant's Beneficiary is not his or her spouse, the period over which payments pursuant to clause
               (1) or (2) are to be made will be determined by reference to the applicable factor set forth in Treasury Regulation section 1.401(a)(9)-2. Prior to April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, a User Technology Participant who has elected a form of payments based on his or her life expectancy or the joint life expectancies of the User Technology Participant and his or her spouse may elect, in writing to the Administrator, whether the life expectancies for the Participant or the Participant and his or her spouse, as the case may be, are to be recalculated on an annual basis for purposes of determining the amount of each such payment. Any such election will become irrevocable as of April 1 of the calendar year following the calendar year during which the User Technology Participant attains age 70 1/2. If no such election is made, the life expectancies of the User Technology Participant or the User Technology Participant and his or her spouse, as the case may be, will not be recalculated.

               (E) Subject to paragraphs (A)(1) and (C), if a User Technology Participant dies before receiving the full amount of his or her vested User Technology Account balances, the remaining vested amount will be distributed to the User Technology Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules:

                    (1) If the User Technology Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death;

                    (2) If the User Technology Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will, at the Beneficiary's election, be made -

                         (a)  in a lump sum payment no later than
                    December 31 of the calendar year which contains the fifth anniversary of the date of the User Technology Participant's death,

                         (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the User Technology Participant died (unless the Beneficiary is the User Technology Participant's spouse, in which case payments must begin no later than such date specified above or December 31 of the calendar year in which the User Technology Participant would have attained age 70-1/2 if he or she had lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy, (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2) and, if the Beneficiary is the Participant's surviving spouse, as redetermined on an annual basis if so elected by such surviving spouse) or any shorter period as the Beneficiary may thereafter elect in accordance with Plan Rules, or

                         (c) in the form of an annuity contract pursuant to which payments are made over a period certain not exceeding the period over which installment payments could have been made.

               A Beneficiary's election with respect to the time and manner in which any amount remaining at the User Technology Participant's death will be distributed must be made no later than the earlier of the dates set forth in clause 2(a) and (b) above, and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause
               (2)(a). If the User Technology Participant's spouse is the Beneficiary and dies after the User Technology Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the User Technology Participant, including the substitution of the surviving spouse's date of death for the User Technology Participant's date of death; provided, that the alternative commencement date in clause
               (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

               (F) Notwithstanding any other provision of this exhibit to the contrary, distributions (including payments made under an annuity contract) will be made in accordance with regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) takes precedence over any distribution options in this exhibit that are inconsistent with Code section 401(a)(9).


          XIX Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the User Technology Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.

                                      EXHIBIT B
               Special Rules Applicable to Certain Former Participants
                            In the Paragon Imaging, Inc.
                               Retirement Savings Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the Paragon Imaging, Inc. Retirement Savings Plan (the Paragon Plan") were transferred to the Trust in connection with the merger of the Paragon Plan with and into the Plan (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "Paragon Participant."


          XX   Accounts.   For each Paragon Participant, the following
          Accounts will be established and maintained:

               (a) A Paragon Pre-Tax Account to evidence the balance of his or her elective account, if any, under the Paragon Plan transferred to the Trust in connection with the Merger;

               (b) A Paragon Employer Contribution Account to evidence the balance of his or her employer contribution account, if any, under the Paragon Plan transferred to the Trust in connection with the Merger; and

               (c) A Paragon Rollover Account to evidence the balance of his or her rollover contribution account, if any, under the Paragon Plan transferred to the Trust in connection with the Merger.

          Such Accounts are sometimes collectively referred to in this exhibit as "Paragon Accounts."


          XXI In-Service Withdrawals. (A) A Paragon Participant who is an Employee may make hardship withdrawals from the portion of his or her Paragon Pre-Tax Account consisting of pre-tax contributions in accordance with the provisions of Section 6.1 of the Plan.

               (A) A Paragon Participant who is an Employee may make withdrawals from his or her Paragon Pre-Tax Account, and his or her Paragon Employer Contribution Account if it is 100% vested, in accordance with the provisions of Section 6.2 of the Plan.

               (B) A Paragon Participant who is an Employee may withdraw all or any portion of the balance of his or her Paragon Rollover Account.

               (C) All withdrawals from Paragon Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan except that notwithstanding Section 6.4(D), distributions may be made in kind if elected by the Participant and if such distribution is otherwise permissible. In addition, no withdrawal may be made from any Paragon Account unless, during the 90-day period ending on the date of the withdrawal, the Paragon Participant's spouse consents to the withdrawal.


          XXII Loans. A Paragon Participant may borrow funds from his or her Paragon Pre-Tax Account and Paragon Rollover Account in accordance with Section 6.5 of the Plan. No loan will be made to a Paragon Participant from a Paragon Pre-Tax or Rollover Account unless, during the 90-day period ending on the date of the loan, the Paragon Participant's spouse consents to the loan.


          XXIII     Vesting and Forfeitures.


               XXIII 1   Vesting.  (A) Each Paragon Participant at all
          times has a fully vested nonforfeitable interest in his or her Paragon Pre-Tax Account and Paragon Rollover Account.

               (A) A Paragon Participant will acquire a fully vested nonforfeitable interest in his or her Paragon Employer
          Contribution Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

               (B) A Paragon Participant will acquire a fully vested nonforfeitable interest in his or her Paragon Employer
          Contribution Account if he or she dies or becomes Disabled while he or she is an Employee.

               (C) A Paragon Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her Paragon Employer Contribution Account to the extent provided in the following schedule:

                                                          Vested
                              Years of Service   Interest

                              Less Than Two Years    0%
                              Two Years                      20%
                              Three Years                    40%
                              Four Years                     60%
                              Five Years                     80%
                              Six or More Years             100%


          A Paragon Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1994 under the Paragon Plan and the number of Plan Years beginning on or after January 1, 1995 during which the Paragon Participant completes at least 1000 Hours of Service.


               XXIII 2   Forfeiture Upon Distribution.   (A) If the entire
          vested balance of a Paragon Participant's Paragon Accounts is distributed not later than the last day of the second Plan Year following the Plan Year during which his or her employment terminates, and if the amount of such distribution was not more than $3500 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's Paragon Employer Contribution Account will, at the time of such distribution, be forfeited. A Participant who has no vested interest in his or her Paragon Employer Contribution Account when his or her employment terminates will be deemed to have received distribution of the entire vested balance in such Account upon such termination.

               (A) If a Paragon Participant described in paragraph (A)(1) received a distribution of less than the entire balance of his or her Paragon Accounts, (2) resumes employment as a Qualified Employee and (3) repays to the Trustee the full amount distributed before the earlier of (a) five years following the date of reemployment as a Qualified Employee or (b) the date on which he or she incurs five consecutive One-Year Breaks in Service following the distribution, the amount of any forfeitures pursuant to paragraph (A) will be restored to the Participant's Paragon Employer Contribution Account, unadjusted for any change in Fund value occurring after the distribution. The restoration will be made from forfeitures that arise for the Plan Year for which the restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer with whom the Paragon Participant was last employed as a Qualified Employee will contribute the amount required to restore the Account. A Participant described in the last sentence of paragraph (A) who is reemployed prior to incurring five consecutive One Year Breaks in Service following the distribution will be deemed to have repaid his or her deemed distribution upon his or her reemployment as a Qualified Employee.

                 (B) The provisions of this section apply, without limitation, to a participant in the Paragon Plan who terminated employment with Paragon Services, Inc. with less than a fully vested interest in his employer contribution account under the Paragon Plan and received a distribution of the vested balance of his or her employer contribution account before the Merger and not later than the last day of the second Paragon Plan plan year following the Paragon Plan plan year during which he or she terminated employment.


               XXIII 3   Other Forfeitures.  (A) Except as provided in
          Section 4.2 of this exhibit, the nonvested portion of a Participant's Paragon Employer Contribution Account will continue to be held in a subaccount until the Participant incurs five consecutive One-Year Breaks in Service, at which time the subaccount balance will be forfeited. If the Participant resumes employment with an Affiliated Organization prior to incurring five consecutive One-Year Breaks in Service, the subaccount will be disregarded and its balance will be included in the Participant's Paragon Employer Contribution Account balance.

               (A) A Participant's vested interest in his or her Paragon Employer Contribution Account balance following a resumption of employment in accordance with the last sentence of paragraph (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the Paragon Account balance at the time of determination; D is the amount of the distribution; and R is the ratio of the Paragon Account balance at the time of determination, to the balance immediately following the distribution.


               XXIII 4   Reallocation of Forfeitures.  All forfeitures in a
          Plan Year will be allocated as of the last day of the Plan Year as follows:

               (a) The forfeitures will first be applied to restore the Paragon Employer Contribution Accounts of Participants as provided in Section 4.2(B) of this exhibit; and

               (b) Any remaining forfeitures will be applied toward the Matching Contribution obligations of the Participating Employer with whom the Paragon Participant in question was last employed.

               XXIII 5   One-Year Break in Service. A Paragon Participant
          will incur a "One-Year Break in Service" if the Paragon Participant fails to complete more than 500 Hours of Service during a Plan Year; provided, that, only for purposes of determining whether a Paragon Participant has incurred such a One-Year Break in Service, in addition to Hours of Service credited under Section 4.6 of this exhibit, there will be taken into account the number of Hours of Service that otherwise would have been credited to the Paragon Participant, or, if the number of such Hours of Service that otherwise would be credited to the Paragon Participant cannot be determined, eight Hours of Service for each day on which the Paragon Participant would have otherwise performed services for an Affiliated Organization, during an authorized leave of absence, while still employed with the Affiliated Organization, due to -

               (a)  the Paragon Participant's pregnancy,

               (b)  the birth of the Paragon Participant's child,

               (c) the placement of a child with the Paragon Participant in connection with the adoption of such child by the Paragon Participant, or

               (d) the Paragon Participant's caring for such child for a period beginning immediately following such birth or placement;

          provided, first, that the total number of such additional Hours of Service taken into account by reason of any such absence will not exceed 501; second, that, if the Paragon Participant would be prevented from incurring a One-Year Break in Service for the Plan Year in which such absence commenced solely because the additional Hours of Service are so credited, such Hours of Service will be credited only to such Plan Year or, if a One-Year Break in Service for such Plan Year would not be so prevented, such additional Hours of Service will be credited to the Plan Year following the Plan Year during which such absence commenced; and third, that, notwithstanding the foregoing, no such additional Hours of Service will be credited unless the Employee furnishes to the Administrator, on a timely basis, such information as the Administrator reasonably requires in order to establish the number of days during which the Paragon Participant was absent for one of the reasons set forth at items (a) through
          (d) above. In addition, a Paragon Participant will be credited with Hours of Service for the purpose of determining whether he or she has incurred a One-Year Break in Service to the extent required by the Family and Medical Leave Act of 1993.


               XXIII 6   Hour of Service.  (A)  Subject to the remaining
          subsections of this section, for purposes of this exhibit the term "Hour of Service," with respect to a Paragon Participant includes and is limited to -

               (1) each hour for which the Paragon Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

               (2) each hour for which the Paragon Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

               (3) Each hour that the Paragon Participant was absent without pay due to:

                    (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

                    (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

                    (c) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as "personal leaves" and which leaves will be granted under rules applied uniformly to all Employees;

                    (d) a layoff, but only to the extent it does not exceed six months' duration;

                    (e) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

               in which case the number of hours for which a Paragon Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

               (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

               (B) For purposes of applying clauses (1) and (4) of paragraph (A), hours for which a Paragon Participant is entitled to overtime premium pay will be taken into account only to the extent the Paragon Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

               (C) For purposes of applying clause (2) of paragraph (A), the Paragon Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of paragraph (A) immediately prior to the commencement of such absence.

               (D) For purposes of determining the number of Hours of Service completed by a Paragon Participant during a particular period of time -


               (1) a Paragon Participant who is not subject to the overtime provisions of the Fair Labor Standards Act of 1938, as from time to time amended, will be credited with ten Hours of Service for each day during which he or she completes at least one Hour of Service;

               (2) each other Paragon Participant will be credited with the number of Hours of Service that he or she completes during such period.

               (E) Notwithstanding the foregoing provisions of this section, the number of Hours of Service that a Paragon Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in paragraphs (A) through (D), will also be taken into account.


               Time and Form of Distribution. (A) Following a Paragon Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Paragon Participant or, if the Paragon Participant has died, to his or her Beneficiary, the aggregate vested balance of the Participant's Paragon Accounts. Subject to the remaining paragraphs of this section and Section 8.8 of the Plan, distribution of a Paragon Participant's Paragon Accounts will be made in accordance with the following provisions

                      (1) If the aggregate vested balance of the Paragon Participant's Paragon and other Accounts at the time of the distribution is not more than $3500, distribution to the Paragon Participant of the vested balance of his or her Paragon Accounts, or distribution of such vested Paragon Account balances to the Paragon Participant's Beneficiary in the case of his or her death, will be made in accordance with Section 8.1(A) of the Plan. This clause will not apply, however, if the aggregate vested balance of the Paragon Participant's Paragon and other Accounts exceeded $3500 at the time of any previous distribution to the Participant.

                       (2) If clause (1) does not apply and the aggregate
               vested balance of the Paragon Participant's Paragon Accounts at the time of the distribution is not more than $3500, distribution will be made in accordance with Section 8.1(B) of the Plan.

                       (3) If clauses (1) and (2) do not apply,
               distribution to the Paragon Participant will be made in the form determined pursuant to paragraph (C). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Paragon Participant of a complete and accurate written distribution request on a form provided by the Administrator; provided, that the distribution must be made or commence not later than the date specified in Section 8.1
               (B)(1) of the Plan unless the Paragon Participant elects to defer the distribution in the manner described in paragraph
               (B).

                      (4) Subject to clause (1) above and paragraph (C)(3),
               any distribution to the Paragon Participant's Beneficiary will be made in the form elected by the Beneficiary pursuant to paragraph (E). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Beneficiary of a complete and accurate written distribution request on a form provided by the Administrator and in no case later than the latest date required pursuant to paragraph (E).

                      (5) All distributions will be made by delivery of an
               annuity contract or in the case of lump sum or installment payments, by delivery of a check drawn on the Trust or assets in which the Participant's Paragon Accounts are invested at the time of the distribution if otherwise permissible.

                      (6) The value of a Paragon Participant's Paragon
               Accounts will be determined in accordance with Section 8.1 of the Plan.

                      (7) Any annuity contract distributed pursuant to this section will be a single premium, nonparticipating, nontransferable, noncancellable, nonsurrenderable immediate annuity contract that complies with all applicable requirements of the Plan. Distribution of any annuity contract pursuant to the provisions of this exhibit satisfies in full any claims that the Paragon Participant or his or her spouse or Beneficiary may have under the Plan, and neither any Affiliated Organization, the Trustee nor the Administrator is responsible to any extent with respect to any payments to which the Paragon Participant or his or her spouse or Beneficiary may be entitled under such annuity contract.

               (B) Subject to the provisions of the other paragraphs of this section, a Participant described in paragraph (A)(3) may elect to defer commencement of the distribution of his or her Paragon Accounts by providing the Administrator a written, signed statement indicating in which of the available forms the benefit will be paid and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the Paragon Participant's termination of employment or Normal Retirement Date. Plan Rules may permit a Paragon Participant to modify any such election in any manner determined by the Administrator to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this section.

               (C) (1) Unless a Paragon Participant described in paragraph (A)(3) otherwise elects in accordance with the provisions of clause (2), the Trustee will, with the vested balance of the Participant's Paragon Accounts, purchase and distribute to the Participant an annuity contract that provides for payments for the life of the Paragon Participant if the Paragon Participant is not married on his or her "annuity starting date," within the meaning of Code section 417(f)(2), or, if the Paragon Participant is then married, for payments for the life of the Participant, with 50 percent, 75 percent or 100 percent of the amount of such payments, as specified by the Participant on a form provided by the Administrator, continuing after the Participant's death for the life of such spouse; provided, first, that each qualified joint and survivor option payable under such annuity contract will be actuarially equivalent to each other option based upon reasonable actuarial assumptions specified in the contract; and, second, that if a Participant does not otherwise elect, the benefit payable under the annuity contract with respect to a married Participant will be payments for his or her life with 50 percent of the amount of such payments continuing thereafter for the life of such spouse.

                    (1) A Paragon Participant whose benefit would otherwise be paid in the form of an annuity contract described in clause (1) may elect to instead receive a lump sum payment, installment payments or an annuity contract providing for payments in another form. The Paragon

               Participant's election must be in writing, in form prescribed by the Administrator; must be made within the 90-day period ending on the Paragon Participant's annuity starting date; may be revoked and a new election made any number of times during the election period; and will not be effective unless the Participant's spouse consents to the election.

                    (2) If a Paragon Participant dies prior to his or her annuity starting date and is married on the date of his or her death, the Administrator will, with the vested balance of the Paragon Participant's Paragon Accounts, purchase and distribute to the Paragon Participant's surviving spouse a nontransferable annuity contract that provides payments to the surviving spouse for life, commencing at such time not later than the date on which the Paragon Participant would have attained age 70-1/2 as such spouse elects; provided, that this clause (3) will not apply if -


                         (a) the Paragon Participant's spouse elects, in a written, signed statement delivered to the Administrator prior to the purchase of the annuity contract, to receive the balance of the Paragon Participant's Paragon Accounts in a lump sum payment, installment payments or a period-certain annuity contract in accordance with the provisions of paragraph
                    (E), or

                         (b) the Paragon Participant elected, by a signed written statement delivered to the Administrator within the period commencing on the first day of the Plan Year in which he or she attained age 35 and ending on the date of his or her death, to waive the provisions of this clause (3), and the Paragon Participant's spouse consented to such election; provided that a Paragon Participant may, at any time and any number of times, by signed written notice delivered to the Administrator during the Paragon Participant's lifetime, revoke any election made under this clause (b), and may make a new election following any such revocation.

                    (3) The provisions of this paragraph (C) apply notwithstanding and supersede any designation by a married Paragon Participant of any primary Beneficiary other than his or her spouse which designation is not made either in conjunction with an election pursuant to clause (2) or
               (3)(b) of this paragraph (C), as the case may be, or thereafter with the spouse's consent.

               (D)  (1) If a Paragon Participant described in paragraph
               (A)(3) elects pursuant to paragraph (C)(2) to receive his or her distribution in the form of installment payments, such installments will be substantially equal in amount and will be made on a monthly, quarterly, semi-annual or annual basis, for a period certain not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary.

                    (1)  If a Paragon Participant described in paragraph
               (A)(3) elects pursuant to paragraph (C)(2) to receive his or her distribution in the form of an annuity contract providing for payments in a form other than that described in paragraph (C)(1), the Trustee will, with the vested balance of the Paragon Participant's Paragon Accounts purchase and distribute to the Paragon Participant an annuity contract pursuant to which payments are made over a period not exceeding (a) the period over which installment payments could be made or (b) the life of the Paragon Participant or the lives of the Participant and his or her Beneficiary.

                    (2) If the Participant's Beneficiary is not his or her spouse, the period over which payments pursuant to clause
               (1) or (2) are to be made will be determined by reference to the applicable factor set forth in Treasury Regulation section 1.401(a)(9)-2. Prior to April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, a Paragon Participant who has elected a form of payments based on his or her life expectancy or the joint life expectancies of the Paragon Participant and his or her spouse may elect, in writing to the Administrator, whether the life expectancies for the Participant or the Participant and his or her spouse, as the case may be, are to be recalculated on an annual basis for purposes of determining the amount of each such payment. Any such election will become irrevocable as of April 1 of the calendar year following the calendar year during which the Paragon Participant attains age 70 1/2. If no such election is made, the life expectancies of the Paragon Participant or the Paragon Participant and his or her spouse, as the case may be, will not be recalculated.

               (E) Subject to paragraphs (A)(1) and (C), if a Paragon Participant dies before receiving the full amount of his or her vested Paragon Account balances, the remaining vested amount will be distributed to the Paragon Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules:

                    (1) If the Paragon Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death;

                    (2) If the Paragon Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will, at the Beneficiary's election, be made -

                         (a)  in a lump sum payment no later than
                    December 31 of the calendar year which contains the fifth anniversary of the date of the Paragon
                    Participant's death,

                         (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Paragon Participant died (unless the Beneficiary is the Paragon Participant's spouse, in which case payments must begin no later than such date specified above or December 31 of the calendar year in which the Paragon Participant would have attained age 70-1/2 if he or she had lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy, (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2) and, if the Beneficiary is the Participant's surviving spouse, as redetermined on an annual basis if so elected by such surviving spouse) or any shorter period as the Beneficiary may thereafter elect in accordance with Plan Rules, or

                         (c) in the form of an annuity contract pursuant to which payments are made over a period certain not exceeding the period over which installment payments could have been made.

               A Beneficiary's election with respect to the time and manner in which any amount remaining at the Paragon Participant's death will be distributed must be made no later than the earlier of the dates set forth in clause 2(a) and (b) above, and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause (2)(a). If the Paragon Participant's spouse is the Beneficiary and dies after the Paragon Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the Paragon Participant, including the substitution of the surviving spouse's date of death for the Paragon Participant's date of death; provided, that the alternative commencement date in clause (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

               (F) Notwithstanding any other provision of this exhibit to the contrary, distributions (including payments made under an annuity contract) will be made in accordance with regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) takes precedence over any distribution options in this exhibit that are inconsistent with Code section 401(a)(9).


          XXV Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the Paragon Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.

                                      EXHIBIT C

               Special Rules Applicable to Certain Former Participants
                          in the Resumix, Inc. 401(k) Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the Resumix, Inc. New 401(k) Plan (the "Resumix Plan") were transferred to the Trust in connection with the merger of the Resumix Plan with and into the Plan effective as of December 31, 1995 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "Resumix Participant."


          XXVI Accounts. The balance of a Resumix Participant's accounts under the Resumix Plan will be transferred to Accounts under the Plan as follows:

               (a) The balance of the Resumix Participant's "employee pre-tax account" under the Resumix Plan, if any, will be transferred to his or her Pre-Tax Account; and

               (b) The balance of the Resumix Participant's "rollover account" under the Resumix Plan, if any, will be transferred to his or her General Rollover Account.


          XXVII Loans. Any loan outstanding under the Resumix Plan at the time of the Merger will remain outstanding under the Plan in accordance with the terms of such loan.


          XXVIII Prior Actions. Elections, designations, waivers, consents and similar accounts made pursuant to the Resumix Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.

                                      EXHIBIT D

               Special Rules Applicable to Certain Former Participants
                             in the MiniData 401(k) Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the MiniData 401(k) Plan (the "MiniData Plan") were transferred to the Trust in connection with the merger of the MiniData Plan with and into the Plan effective as of May 31, 1996 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "MiniData Participant."


          XXIX Accounts.   For each MiniData Participant, the following
          Accounts will be established and maintained:

               (a) A MiniData Pre-Tax Account to evidence the balance of his or her elective account, if any, under the MiniData Plan transferred to the Trust in connection with the Merger;

               (b) A MiniData Employer Contribution Account to evidence the balance of his or her account attributable to matching or discretionary employer contributions, if any, under the MiniData Plan transferred to the Trust in connection with the Merger; and

               (c) A MiniData Rollover Account to evidence the balance of his or her rollover account, if any, under the MiniData Plan transferred to the Trust in connection with the Merger.

          Such Accounts are sometimes collectively referred to in this exhibit as "MiniData Accounts."


          XXX In-Service Withdrawals. (A) A MiniData Participant who is an Employee may make hardship withdrawals in accordance with the provisions of Section 6.1 of the Plan from the portion of his or her MiniData Pre-Tax Account consisting of the balance of his or her elective account under the MiniData Plan as of December 31, 1988, increased by the amount of elective contributions made on the Participant's behalf pursuant to the MiniData Plan for plan years after December 31, 1988 and reduced by the amount of any such contributions distributed after December 31, 1988.

               (A) A MiniData Participant who is an Employee may make withdrawals from his or her MiniData Pre-Tax Account, and the vested portion of his or her MiniData Employer Contribution Account, in accordance with the provisions of Section 6.2 of the Plan.

               (B) A MiniData Participant who is an Employee may withdraw all or any portion of the balance of his or her MiniData Rollover Account.

               (C) All withdrawals from MiniData Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan. If a MiniData Participant who does not have a fully vested interest in his or her MiniData Employer Contribution Account makes a withdrawal from such Account, his or her vested interest in the Account will thereafter be determined in accordance with
          Section 7.3(B) of the Plan.


          XXXI Loans. A MiniData Participant may borrow funds from his or her MiniData Pre-Tax Account and MiniData Rollover Account in accordance with Section 6.5 of the Plan. Any loan outstanding under the MiniData Plan at the time of the Merger will remain outstanding under the Plan in accordance with the terms of such loan.


          XXXII Vesting and Forfeitures.


               XXXII 1   Vesting.  (A)  Each MiniData Participant at all
          times has a fully vested nonforfeitable interest in his or her MiniData Pre-Tax Account and MiniData Rollover Account.

               (A) A MiniData Participant will acquire a fully vested nonforfeitable interest in his or her MiniData Employer
          Contribution Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

               (B) A MiniData Participant will acquire a fully vested nonforfeitable interest in his or her MiniData Employer
          Contribution Account if he or she dies or becomes Disabled while he or she is an Employee.

               (C) A MiniData Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her MiniData Employer Contribution Account to the extent provided in the following schedule:

                                                          Vested
                              Years of Service    Interest

                              Less Than Two Years    0%
                              Two Years                      40%
                              Three Years                    60%
                              Four Years                     80%
                              Five or More Years            100%

          A MiniData Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1995 under the MiniData Plan and his or her years of Vesting Service under the Plan after December 31, 1995.

               (D) In no case will a MiniData Participant's vested interest in his or her MiniData Employer Contribution Account be less than his or her vested interest immediately prior to the Merger in the portion of his MiniData Plan account attributable to matching and discretionary employer contributions.


               XXXII 2   Forfeitures.

               (A) If a MiniData Participant terminates employment on or after the date of the Merger with less than a fully vested interest in his or her MiniData Employer Contribution Account balance, the provisions of Sections 7.2, 7.3 and 7.4 of the Plan will apply to such Account.

               (B) If a MiniData Participant terminated employment before the date of the Merger with less than a fully vested interest in the portion of his or her MiniData Account attributable to matching and discretionary employer contributions and such nonvested portion was not forfeited before the date of the

          Merger, the provisions of Section 7.2, 7.3 and 7.4 of the Plan will apply to his or her MiniData Employer Contribution Account.

               (C) If a former participant in the MiniData Plan who terminated employment before the date of the Merger with less than a fully vested interest in the balance of his or her account attributable to matching or discretionary employer contributions under the MiniData Plan becomes a Qualified Employee before experiencing a Break in Service of five full years, the forfeited portion of such account will be restored in accordance with
          Section 7.2(B) of the Plan. The restoration will be made to the MiniData Participant's MiniData Employer Contribution Account and his or her vested interest in such MiniData Employer Contribution Account will be determined in accordance with Section 4.1 of this exhibit subject to appropriate adjustment in accordance with
          Section 7.3(B) of the Plan.


          XXXIII    Time and Form of Distribution.  (A)  Following a
          MiniData Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the MiniData Participant or, if the MiniData Participant has died, to his or her Beneficiary, the aggregate vested balance of the Participant's MiniData Accounts. Subject to the remaining subsections of this section and Section 8.8 of the Plan, distribution of a MiniData Participant's MiniData Accounts will be made in accordance with the following provisions

                    (1) If the aggregate vested balance of the MiniData
               Participant's MiniData and other Accounts at the time of the distribution is not more than $3500, distribution to the MiniData Participant of the vested balance of his or her MiniData Accounts, or distribution of such vested MiniData Account balances to the MiniData Participant's Beneficiary in the case of his or her death, will be made in accordance with Section 8.1(A)(1) of the Plan. This clause will not apply, however, if the aggregate vested balance of the MiniData Participant's MiniData and other Accounts exceeded $3500 at the time of any previous distribution to the Participant.

                    (2) If clause (1) does not apply and the aggregate
               vested balance of the MiniData Participant's MiniData Accounts at the time of the distribution is not more than $3500, distribution will be made in accordance with Section 8.1(A)(1) of the Plan.

                    (3) If clauses (1) and (2) do not apply, distribution
               to the MiniData Participant will be made in the form of a lump sum or installment payments as elected by the MiniData Participant on a form provided by the Administrator. The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the MiniData Participant of a complete and accurate written distribution request on a form provided by the Administrator; provided, that the distribution must be made or commence not later than the date specified in
               Section 8.1 (B) of the Plan.

                    (4) Subject to clause (1) above, any distribution to
               the MiniData Participant's Beneficiary will be made in the form elected by the Beneficiary pursuant to Subsection (C). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Beneficiary of a complete and accurate written distribution request on a form provided by the Administrator and in no case later than the latest date required pursuant to Subsection (C).

                    (5) All distributions will be made by delivery of a
               check drawn on the Trust.

                    (6) The value of a MiniData Participant's MiniData
               Accounts will be determined in accordance with Section 8.1 of the Plan.

               (B)  (1) If a MiniData Participant described in Subsection
               (A)(3) elects to receive his or her distribution in the form of installment payments, such installments will be substantially equal in amount and will be made on a monthly, quarterly, semi-annual or annual basis for a period certain not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary calculated in either case based on the attained age of the Participant or Participant and Beneficiary, as the case may be, in the calendar year during which the distribution begins in accordance with Table V or VI of Treasury Regulation section 1.72-9, as the case may be, with no subsequent recalculation.

                    (1) If the Participant's Beneficiary is not his or her
               spouse, the period over which payments pursuant to clause
               (1) are to be made will be determined by reference to the applicable factor set forth in Treasury Regulation section 1.401(a)(9)-2.

               (C) Subject to Subsection (A)(1), if a MiniData Participant dies before receiving the full amount of his or her vested MiniData Account balances, the remaining vested amount will be distributed to the MiniData Participant's Beneficiary in a lump sum or installment payments, as elected by the Beneficiary, subject, however to the following rules:

                    (1) If the MiniData Participant dies after April 1 of
               the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death or over a period of five years from the date of the Participant's death, whichever is shorter;

                    (2) If the MiniData Participant dies before April 1 of
               the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will, at the Beneficiary's election, be made -

                         (a)  in a lump sum payment no later than
                    December 31 of the calendar year which contains the fifth anniversary of the date of the MiniData
                    Participant's death, or

                         (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the MiniData Participant died and being paid over a period not exceeding the Beneficiary's remaining life expectancy, (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2)) or five years, whichever is shorter.

                 (D) Notwithstanding any other provision of this exhibit to the contrary, distributions will be made in accordance with regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)- 2, and any provisions of the Plan reflecting Code section 401(a)(9) takes precedence over any distribution options in this exhibit that are inconsistent with Code section 401(a)(9).


          XXXIV     Prior Actions. Elections, designations, waivers,
          consents and similar actions made pursuant to the MiniData Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.

                                      EXHIBIT E

               Special Rules Applicable to Certain Former Participants
                      in the Tesseract Corporation 401(k) Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the Tesseract Corporation 401(k) Plan (the "Tesseract Plan") were transferred to the Trust in connection with the merger of the Tesseract Plan with and into the Plan effective as of February 29, 1996 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "Tesseract Participant."


          XXXV Accounts. The balance of a Tesseract Participant's accounts under the Tesseract Plan will be transferred to Accounts under the Plan as follows:

               (a) The balance of the Tesseract Participant's "employee deferral account" under the Tesseract Plan, if any, will be transferred to his or her Pre-Tax Account;

               (b) The balance of the Tesseract Participant's "employer matching contributions account" under the Tesseract Plan, if any, will be transferred to a Tesseract Matching Account established and maintained on his or her behalf; and

               (c) The balance of the Tesseract Participant's "rollover contributions account" under the Tesseract Plan, if any, will be transferred to his or her General Rollover Account.


          XXXVINo In-Service Withdrawals. A Tesseract Participant is not eligible to receive distributions from his or her Tesseract Matching Account while he or she is an Employee.


          XXXVII    No Loans.  A Tesseract Participant is not eligible to
          borrow from his or her Tesseract Matching Account.


          XXXVIII Vesting and Forfeitures.


               XXXVIII 1 Vesting. (A) A Tesseract Participant will acquire a fully vested nonforfeitable interest in his or her Tesseract Matching Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

                 (A) A Tesseract Participant will acquire a fully vested nonforfeitable interest in his or her Tesseract Matching Account if he or she dies or becomes Disabled while he or she is an Employee.

                 (B) A Tesseract Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her Tesseract Matching Account to the extent provided the following schedule:

                                                         Vested
                              Years of Service   Interest

                              Less Than One Year            0%
                              One Year                     25%

                              Two Years                    50%
                              Three Years                  75%
                              Four or More Years          100%

          A Tesseract Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1995 under the Tesseract Plan and his or her years of Vesting Service under the Plan after December 31, 1995.

               (C) In no case will a Tesseract Participant's vested interest in his or her Tesseract Matching Account be less than his or her vested interest immediately prior to the Merger in his or her employer matching contributions account under the Tesseract Plan.


               XXXVIII 2            Forfeitures.

               (A) If a Tesseract Participant terminates employment on or after the date of the Merger with less than a fully vested interest in his or her Tesseract Matching Account balance, the provisions of Sections 7.2, 7.3 and 7.4 of the Plan will apply to such Account.

               (B) If a former participant in the Tesseract Plan who terminated employment before the date of the Merger with less than a fully vested interest in his or her employer matching contributions account under the Tesseract Plan becomes a Qualified Employee before experiencing a Break in Service of five full years, there will be restored to the Tesseract Participant's Tesseract Matching Account an amount equal to the amount that would have been the balance in such Account if the forfeiture had not occurred and the Account had remained invested in the investment funds in which the Tesseract Plan account was invested immediately prior to the forfeiture (or the most comparable fund, as determined by the Administrator, if the original fund has been eliminated). The restoration will be made from forfeitures that arise for the Plan Year for which the restoration is made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer will contribute the amount required to restore the Account. The Tesseract Participant's vested interest in such Tesseract Matching Account will be determined in accordance with Section 4.1 of this exhibit subject to appropriate adjustment in accordance with Section 7.3(B) of the Plan.


          XXXIX Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the Tesseract Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked, withdrawn or otherwise made void pursuant to the terms of the Plan.

                                      EXHIBIT F

               Special Rules Applicable to Certain Former Participants
                          in the Systems Tax Services, Inc.
                        Employee Savings and Retirement Plan

          This exhibit sets forth special rules applicable to Participants whose account balances under the Systems Tax Services, Inc. Employee Savings and Retirement Plan (the "STS Plan") were transferred to the Trust in connection with the merger of the STS Plan with and into the Plan effective as of December 31, 1995 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as an "STS Participant."


      XL   Accounts.   For each STS Participant, the following Accounts will be
      established and maintained:

           (a) An STS Pre-Tax Account to evidence the balance of his or her deferral contributions account, if any, under the STS Plan transferred to the Trust in connection with the Merger;

           (b) An STS Employer Contribution Account to evidence the balance of his or her matching contributions account and employer contributions account, if any, under the STS Plan transferred to the Trust in connection with the Merger; and

           (c) An STS Rollover Account to evidence the balance of his or her rollover contribution account, if any, under the STS Plan transferred to the Trust in connection with the Merger.

      Such Accounts are sometimes collectively referred to in this exhibit as "STS Accounts."


      XLI In-Service Withdrawals. (A) An STS Participant who is an Employee may make hardship withdrawals in accordance with the provisions of
      Section 6.1 of the Plan from the portion of his or her STS Pre-Tax Account consisting of deferral contributions to his or her deferral contributions account under the STS Plan.

           (A) An STS Participant who is an Employee may make withdrawals from his or her STS Pre-Tax Account, and his or her STS Employer Contribution Account if it is 100 percent vested at the time of the withdrawal, in accordance with the provisions of Section 6.2 of the Plan.

           (B) An STS Participant who is an Employee may withdraw all or any portion of the balance of his or her STS Rollover Account.

           (C) All withdrawals from STS Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan except that notwithstanding Section 6.4(D), distributions may be made in kind if elected by the Participant and if such distribution is otherwise permissible. In addition, no withdrawal may be made from any STS Account unless, during the 90-day period ending on the date of the withdrawal, the STS Participant's spouse consents to the withdrawal.


      XLII Loans. An STS Participant may borrow funds from his or her STS Pre-Tax Account and STS Rollover Account in accordance with Section 6.5 of the Plan. No loan will be made to an STS Participant from an STS Pre-Tax Account or STS Rollover Account unless, during the 90-day period ending on the date of the loan, the STS Participant's spouse consents to the loan. Any loan outstanding under the STS Plan at the time of the Merger will remain outstanding under the Plan in accordance with the terms of such loan.


      XLIII     Vesting and Forfeitures.

           XLIII 1   Vesting.  (A) Each STS Participant at all times has a
      fully vested nonforfeitable interest in his or her STS Pre-Tax Account and STS Rollover Account.

           (A) An STS Participant will acquire a fully vested nonforfeitable interest in his or her STS Employer Contribution Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

           (B) An STS Participant will acquire a fully vested nonforfeitable interest in his or her STS Employer Contribution Account if he or she dies or becomes Disabled while he or she is an Employee.

           (C) An STS Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her STS Employer Contribution Account to the extent provided in the following schedule:

                                                      Vested
                          Years of Service    Interest

                          Less Than One Year              0%
                          One Year                       20%
                          Two Years                      40%
                          Three Years                    60%
                          Four Years                     80%
                          Five or More Years            100%

      An STS Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1995 under the STS Plan and his or her years of Vesting Service under the Plan after December 31, 1995.

           (D) In no case will an STS Participant's vested interest in his or her STS Employer Contribution Account be less than his or her vested interest immediately prior to the Merger in his or her matching contributions account and employer contributions account under the STS Plan.


           XLIII 2   Forfeitures.

           (A) If an STS Participant terminates employment on or after the date of the Merger with less than a fully vested interest in his or her STS Employer Contribution Account balance, the provisions of Sections 7.2, 7.3 and 7.4 of the Plan will apply to such Account.

           (B) If an STS Participant terminated employment before the date of the Merger with less than a fully vested interest in his or her matching contributions account and employer contributions account under the STS Plan and the nonvested portion of such accounts was not forfeited before the date of the Merger, the provisions of Section 7.2,

      7.3 and 7.4 of the Plan will apply to his or her STS Employer Contribution Account.

           (C) If a former participant in the STS Plan who terminated employment before the date of the Merger with less than a fully vested interest in the balance of his or her matching contributions account and employer contributions account under the STS Plan becomes a Qualified Employee before experiencing a Break in Service of five full years, the forfeited portion of such accounts will be restored in accordance with
      Section 7.2(B) of the Plan. The restoration will be made to the STS Participant's STS Employer Contribution Account and his or her vested interest in such STS Employer Contribution Account will be determined in accordance with Section 4.1 of this exhibit subject to appropriate adjustment in accordance with Section 7.3(B) of the Plan.


      XLIV Time and Form of Distribution. (A) Following an STS Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the STS Participant or, if the STS Participant has died, to his or her Beneficiary, the aggregate vested balance of the Participant's STS Accounts. Subject to the remaining subsections of this section and Section 8.8 of the Plan, distribution of an STS Participant's STS Accounts will be made in accordance with the following provisions

                (1) If the aggregate vested balance of the STS Participant's STS and other Accounts at the time of the distribution is not more than $3500, distribution to the STS Participant of the vested balance of his or her STS Accounts, or distribution of such vested STS Account balances to the STS Participant's Beneficiary in the case of his or her death, will be made in accordance with Section 8.1(A)(1) of the Plan. This clause will not apply, however, if the aggregate vested balance of the STS Participant's STS and other Accounts exceeded $3500 at the time of any previous distribution to the Participant.

                (2) If clause (1) does not apply and the aggregate vested balance of the STS Participant's STS Accounts at the time of the distribution is not more than $3500, distribution will be made in accordance with Section 8.1(A)(1) of the Plan.

                (3) If clauses (1) and (2) do not apply, distribution to the STS Participant will be made in the form determined pursuant to Subsection (C). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the STS Participant of a complete and accurate written distribution request on a form provided by the Administrator; provided, that the distribution must be made or commence not later than the date specified in Section 8.1 (B) of the Plan unless the STS Participant elects to defer the distribution in the manner described in Subsection (B).

                (4) Subject to clause (1) above and Subsection (C)(3), any distribution to the STS Participant's Beneficiary will be made in the form elected by the Beneficiary pursuant to Subsection (E). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Beneficiary of a complete and accurate written distribution request on a form provided by the Administrator and in no case later than the latest date required pursuant to Subsection (E).

                (5) All distributions will be made by delivery of an annuity contract or in the case of lump sum or installment payments, by delivery of a check drawn on the Trust.

                (6) The value of an STS Participant's STS Accounts will be determined in accordance with Section 8.1 of the Plan.

                (7) Any annuity contract distributed pursuant to this section will be a single premium, nonparticipating, nontransferable, noncancellable, nonsurrenderable immediate annuity contract that complies with all applicable requirements of the Plan. Distribution of any annuity contract pursuant to the provisions of this exhibit satisfies in full any claims that the STS Participant or his or her spouse or Beneficiary may have under the Plan, and neither any Affiliated Organization, the Trustee nor the Administrator is responsible to any extent with respect to any payments to which the STS Participant or his or her spouse or Beneficiary may be entitled under such annuity contract.

           (B) Subject to the provisions of the other subsections of this section, a Participant described in Subsection (A)(3) may elect to defer commencement of the distribution of his or her STS Accounts by providing the Administrator a written, signed statement indicating in which of the available forms the benefit will be paid and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the STS Participant's termination of employment or Normal Retirement Date. Plan Rules may permit an STS Participant to modify any such election in any manner determined by the Administrator to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this section.

           (C) (1) Unless an STS Participant described in Subsection (A)(3) otherwise elects in accordance with the provisions of clause (2), the Trustee will, with the vested balance of the Participant's STS Accounts, purchase and distribute to the Participant an annuity contract that provides for payments for the life of the STS Participant if the STS Participant is not married on his or her "annuity starting date," within the meaning of Code section 417(f)(2), or, if the STS Participant is then married, for payments for the life of the Participant, with 50 percent of the amount of such payments continuing after the Participant's death for the life of such spouse.

                (1) An STS Participant whose benefit would otherwise be paid in the form of an annuity contract described in clause (1) may elect to instead receive a lump sum payment, installment payments, a combination of a lump sum payment and installment payments or an annuity contract providing for payments in another form. The STS Participant's election must be in writing, in form prescribed by the Administrator; must be made within the 90-day period ending on the STS Participant's annuity starting date; may be revoked and a new election made any number of times during the election period; and will not be effective unless the Participant's spouse consents to the election.

                (2) If an STS Participant dies prior to his or her annuity starting date and is married on the date of his or her death, the Administrator will, with the vested balance of the STS Participant's STS Accounts, purchase and distribute to the STS Participant's surviving spouse a nontransferable annuity contract that provides payments to the surviving spouse for life, commencing at such time not later than the date on which the STS Participant would have attained age 70-1/2 as such spouse elects; provided, that this clause (3) will not apply if -

                     (a) the STS Participant's spouse elects, in a written, signed statement delivered to the Administrator prior to the purchase of the annuity contract, to receive the balance of the STS Participant's STS Accounts in a lump sum payment, installment payments or a period-certain annuity contract in accordance with the provisions of Subsection (E), or

                     (b) the STS Participant elected, by a signed written statement delivered to the Administrator within the period commencing on the first day of the Plan Year in which he or she attained age 35 and ending on the date of his or her death, to waive the provisions of this clause (3), and the STS Participant's spouse consented to such election; provided that an STS Participant may, at any time and any number of times, by signed written notice delivered to the Administrator during the STS Participant's lifetime, revoke any election made under this clause (b), and may make a new election following any such revocation.

                (3) The provisions of this Subsection (C) apply notwithstanding and supersede any designation by a married STS Participant of any primary Beneficiary other than his or her spouse which designation is not made either in conjunction with an election pursuant to clause (2) or (3)(b) of this Subsection (C), as the case may be, or thereafter with the spouse's consent.

           (D) (1) If an STS Participant described in Subsection (A)(3) elects pursuant to Subsection (C)(2) to receive his or her distribution in the form of installment payments, such installments will be substantially equal in amount and will be made on a monthly, quarterly, semi-annual or annual basis, for a period certain not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary calculated in either case based on the attained age of the Participant or Participant and Beneficiary, as the case may be, in the calendar year during which the distribution begins in accordance with Table V or VI of Treasury Regulation section 1.72-9, as the case may be, with no subsequent recalculation and, if the Participant's Beneficiary is not his or her spouse, in accordance with the appropriate factor set forth in Treasury Regulation section 1.401(a)(9)-2, if applicable. A Participant with respect to whom installment payments have commenced may elect to accelerate such payments. Such election must be made on a form provided by the Administrator.


                (1) If an STS Participant described in Subsection (A)(3) elects pursuant to Subsection (C)(2) to receive his or her distribution in the form of an annuity contract providing for payments in a form other than that described in Subsection (C)(1), the Trustee will, with the vested balance of the STS Participant's STS Accounts purchase and distribute to the STS Participant an annuity contract pursuant to which payments are made over a period not exceeding the period over which installment payments could be made.

           (E) Subject to Subsections (A)(1) and (C), if an STS Participant dies before receiving the full amount of his or her vested STS Account balances, the remaining vested amount will be distributed to the STS Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules:

                (1) If the STS Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as

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           if distribution were made at the same rate as was in effect immediately prior to the Participant's death;

                (2) If the STS Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will, at the Beneficiary's election, be made -

                     (a) in a lump sum payment no later than December 31 of the calendar year which contains the fifth anniversary of the date of the STS Participant's death,

                     (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the STS Participant died (unless the Beneficiary is the STS Participant's spouse, in which case payments must begin no later than such date specified above or December 31 of the calendar year in which the STS Participant would have attained age 70-1/2 if he or she had lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy, (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2)) or any shorter period as the Beneficiary may thereafter elect in accordance with Plan Rules, or

                     (c) in the form of an annuity contract pursuant to which payments are made over a period certain not exceeding the period over which installment payments could have been made.

           A Beneficiary's election with respect to the time and manner in which any amount remaining at the STS Participant's death will be distributed must be made no later than the earlier of the dates set forth in clause 2(a) and (b) above, and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause (2)(a). If the STS Participant's spouse is the Beneficiary and dies after the STS Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the STS Participant, including the substitution of the surviving spouse's date of death for the STS Participant's date of death; provided, that the alternative commencement date in clause (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

           (F) Notwithstanding any other provision of this exhibit to the contrary, distributions (including payments made under an annuity contract) will be made in accordance with regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) takes precedence over any distribution options in this exhibit that are inconsistent with Code section 401(a)(9).


      XLV Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the STS Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.




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